ACQUISITION AGREEMENT AMONG SGI INTERNATIONAL, BLUEGRASS COAL
DEVELOPMENT COMPANY, AND WYOMING COAL TECHNOLOGY, INC.

This Acquisition Agreement (the "Agreement") is entered into effective as of this ___ day of April 1999 (the "Effective Date") by and between (a) SGI International, a Utah corporation ("SGI"), with its principal place of business at 1200 Prospect Street, Suite 325, LaJolla, California 92037, purchaser of the interests herein described, and (b) Bluegrass Coal Development Company, a Delaware corporation ("Bluegrass"), with its principal place of business at 1500
N. Big Run Road, Ashland, Kentucky 41102. Bluegrass and Americoal are sometimes collectively referred to herein as the "Sellers". Americoal Development Company, a Delaware corporation ("Americoal") is also a party to this Agreement for the limited purpose of transferring its interests in NuCoal as described in Recital B below. Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to them in the Addendum to the TEK-KOL Partnership Agreement between SGI and Shell Mining Company ("SMC"), dated as of September 30, 1989.

RECITALS
A. Bluegrass is the owner of one hundred percent (100%) of the issued and outstanding stock ("Encoal Stock") of Encoal Corporation, a Delaware corporation ("Encoal"). Encoal owns a coal upgrading facility (the "Encoal Facilities") utilizing the LFC Process. The Encoal Facilities are located north of Gillette, Wyoming on land, commonly referred to as the "Buckskin Mine", owned by Triton Coal Company LLC ("Triton LLC"). Vulcan Coal Company, L.L.C. ("Vulcan") is the managing member of Triton LLC. The Encoal Facilities were built, in part, with funds awarded by the U.S. Department of Energy ("DOE") pursuant to DOE Cooperative No. DE-FC21-90MC27339, and Encoal is, as of the Effective Date, in the process of entering into a new agreement with the DOE, with respect to recovery of such funds ("DOE Agreement"). The Encoal Facilities are, as of the Effective Date, not in operation. Bluegrass, Wyoming Coal Technology, Inc., a Wyoming corporation ("WCT"), AEI Resources, Inc. ("AEI"), Vulcan and Triton are parties to an agreement entitled "Encoal Facility Use and Indemnification Agreement" dated as of December 11, 1998 ("Encoal Use Agreement"), by which Triton LLC provides to WCT (1) the use of certain Triton LLC facilities for purposes of operation of the Encoal Facilities, (2) a lease of the real property on which the Encoal Facilities are located, and (3) limited rights of access across certain tracts of the Buckskin Mine, provided that Bluegrass, WCT and AEI indemnify and hold harmless, and covenant to take certain affirmative actions for the benefit of, Vulcan and Triton LLC. To the extent that SGI requires rights to rail and/or road access from third parties to and from the Buckskin Mine, SGI shall obtain such rights.

B. Encoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal LLC, a Delaware limited liability company ("NuCoal") and Americoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal. Encoal's and Americoal's membership interests in NuCoal are collectively referred to herein as the "Membership Interests" and Americoal's 50% membership interest in NuCoal is referred to herein as the "Americoal Membership Interest". NuCoal is the holder of certain permits or applications for permits from Wyoming governmental authorities (the "Permits"), described more specifically on Exhibit A hereto.

C. Bluegrass is also the owner of fifty percent (50%) of the general partnership interests ("Partnership Interest") in the TEK-KOL Partnership, a California general partnership ("TEK-KOL"). TEK-KOL owns the patents and intellectual property interests in the LFC Process, all as more specifically described on Exhibit A-1 hereto (such patents, along with such intellectual property interests, collectively referred to herein as the "Patents"). Bluegrass also owns, as a general partner of TEK-KOL, 50% of certain other tangible and intangible property owned by TEK-KOL, including but not limited to computers and furniture. The Patents, Permits and the tangible and intangible property of TEK-KOL are collectively referred to herein as the "LFC Property."

D. TEK-KOL has been terminated and is, as of the date of this Agreement, in the process of winding-up its affairs and liquidating its assets.

E. SGI is a research and development company which has proprietary technologies that it is attempting to market in the United States and overseas.

F. Bluegrass desires to sell to SGI the Encoal Stock, its Partnership Interest in TEK-KOL, and its rights in and to the LFC Property, Americoal desires to sell to SGI the Americoal Membership Interest in NuCoal, and SGI desires to purchase all of the foregoing, on the terms of this Agreement. Further, the parties desire SGI to assume and/or be solely liable for, and to release (or obtain releases of) Bluegrass, Americoal and each of their respective shareholders, parents, affiliates and their respective officers, directors, employees and agents from all obligations and liabilities arising with respect to Encoal, NuCoal, TEK-KOL and the Encoal Facilities, as more specifically set forth herein.

AGREEMENT
In consideration of the above premises, for the consideration, and subject to the terms and conditions herein set forth, the parties agree as follows:

I. ACQUISITIONS. Bluegrass hereby agrees to sell, assign, transfer and deliver to SGI the Encoal Stock, the Partnership Interest, and any interest which Bluegrass may have in and to the LFC Property, and Americoal hereby agrees to sell, assign, transfer and deliver to SGI its Americoal Membership Interest in NuCoal. SGI hereby agrees to purchase the Encoal Stock, the Americoal Membership Interest, the Partnership Interest, and any interest which Bluegrass may have in and to the LFC Property.

II. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Holland & Hart in Denver, Colorado, within 150 business days after the date on which all of the conditions to Closing set forth in Sections 4 have been met, or such other date mutually acceptable to the parties hereto following the date on which all such conditions shall have been met (the "Closing Date"). If the Closing has not occurred for any reason by the date which is sixty (60) calendar days after the Effective Date ("Termination Date"), this Agreement shall automatically terminate without notice to or by either party, unless this Agreement is extended prior to the Termination Date by written agreement of the parties.

III. PURCHASE PRICE AND DELIVERIES AT CLOSING.

A. Purchase Price and Deliveries by SGI. The purchase price for the Encoal Stock, the Americoal Membership Interest, the Partnership Interest, and Bluegrass' interest in the LFC Property is comprised of the following: (a) SGI shall obtain the execution of and deliver at Closing a waiver and release, in favor of Bluegrass, Americoal, AEI, Encoal, Addington Resources Inc., Zeigler Coal Holding Company and each of their respective affiliates, successors and assigns, from Mitsubishi Heavy Industries (the "Mitsubishi Waiver"), in the form attached hereto as Exhibit 3.1A or in form satisfactory to Sellers, of a $1.13 million dollar invoice billed by Mitsubishi Heavy Industries to Encoal; (b) prior to or at Closing, SGI shall enter into a new contract with Triton LLC on the terms set forth in the Encoal Use Agreement with certain modifications ("Modifications") to be negotiated by SGI directly with Vulcan and Triton LLC ("New Encoal Use Agreement"), which provides that the New Encoal Use Agreement is substituted for, and discharges and releases, all obligations, covenants and liabilities of Bluegrass, WCT, AEI to Vulcan and Triton LLC under and pursuant to the Encoal Use Agreement, with SGI solely liable for performance of the terms of the New Encoal Use Agreement, in form satisfactory to Bluegrass and AEI; (c) SGI shall execute and deliver to Bluegrass at Closing a promissory note in the form attached hereto as Exhibit 3.1B (the "Note"), secured by 50% of SGI's royalties as described in and in the form of the security instrument set forth on Exhibit 3.1C, in the principal amount of Two Million Dollars ($2,000,000) bearing interest at the prime interest rate as it may be set from time to time by the Bank of America NT&SA's office in San Francisco, California in effect on January 1 of each calendar year, with the principal and interest of such Note due and payable on a date five (5) years from the Closing Date; (d) SGI shall have entered into a new DOE Agreement with the DOE in form acceptable to Bluegrass ("New DOE Agreement"), in the same form and on the same terms as the DOE Agreement described in Recital A of this Agreement, with SGI and DOE agreeing therein that such New DOE Agreement would be substituted for and discharge and release the obligations of Encoal and its parents, affiliates, successors and assigns under the DOE Agreement, with SGI solely liable for performance of the terms of the New DOE Agreement; (e) SGI shall have complied with Section 4.2.2 regarding the Employee Plan, and obtained and delivered at Closing to Sellers the Employee Releases, both as described in Section 4.2.2;
(f) SGI shall have assumed, in form satisfactory to Bluegrass, all obligations and liabilities of TEK-KOL and of Bluegrass as a partner of TEK-KOL; and (g) SGI shall have, to Sellers' satisfaction, (i) accomplished segregation or removal of all governmental permitting obligations of Encoal and NuCoal, or related to operation of the Encoal Facilities, from the permitting obligations of Triton LLC or any other person, (ii) assumed all reclamation liabilities and obligations associated with the Encoal Facilities and obtained in SGI's own name bonding from relevant governmental authorities regarding such reclamation liabilities, and (iii) executed and delivered to Bluegrass unconditional releases from relevant governmental authorities of Bluegrass, AEI, and their respective affiliates, successors and assigns from all obligations and liabilities related to the foregoing reclamation liabilities and bonding obligations.

B. Deliveries by Sellers. At Closing, Bluegrass and/or Americoal, as applicable, shall deliver the following to SGI:

1. Encoal Stock. Bluegrass shall deliver to SGI a certificate representing the Encoal Stock, endorsed to, or with a transfer power duly endorsed to, SGI;

2. Americoal Membership Interests. At Closing, Americoal shall deliver an assignment of the Americoal Membership Interest in the form attached hereto as
Exhibit 3.2.2.

3. TEK-KOL Partnership Interest. At Closing, Bluegrass shall deliver an assignment of the Partnership Interest to SGI's subsidiary, Occt, with assignee assuming and SGI and assignee indemnifying Bluegrass against all liabilities and obligations of TEK-KOL and otherwise in the form attached hereto as Exhibit 3.2.3.

4. LFC Property. At Closing, Bluegrass shall deliver to SGI (i) a bill of sale with respect to Bluegrass' rights in any tangible LFC Property, in the form attached hereto as Exhibit 3.2.4A; (ii) assignments of Bluegrass' rights in the Patents, in the form attached hereto as Exhibit 3.2.4B; (iii) assignments of the Permits, in the form attached hereto as Exhibit 3.2.4C; (iv) assignments of Bluegrass' rights in any other intangible property of TEK-KOL in a form provided by Bluegrass; and (v) assignment, in the form of Exhibit 3.2.4D, of any rights which Bluegrass may have in engineering drawings, plans, specifications, engineering information and data for construction of an LFC Plant ("Engineering Plans"), including delivery of any copies of the Engineering Plans which Sellers may have.

C. OTHER DELIVERIES BY PARTIES AT CLOSING. At Closing, the parties hereto shall each execute and deliver to each other a general release in the form attached hereto as Exhibit 3.3 (the "Release"), by which each agrees to waive, release and covenant not to sue the other with respect to any and all claims, liabilities and obligations of any kind or nature relating to Encoal, NuCoal, TEK-KOL, the LFC Property, the Encoal Facilities, and/or pursuant to the License to SMC from TEK-KOL dated September 30, 1989; provided that such Release shall not include or encompass a waiver, release or covenant not to sue with respect to any of the indemnification or other rights either party may have under or pursuant to this Agreement.

At Closing, SGI shall deliver or cause to be delivered to Bluegrass such documents, instruments and certificates as Bluegrass shall reasonably request for the purpose of giving effect to the transactions contemplated hereby. Bluegrass and/or Americoal, as the case may be, shall deliver or cause to be delivered to SGI such documents, instruments and certificates as SGI shall reasonably request for the purpose of giving effect to the transactions contemplated hereby.

IV. CONDITIONS TO CLOSING.

A. Conditions Precedent to Obligations of SGI. The Closing shall occur at the time provided in Section 2 provided that all of the following conditions (collectively, "SGI Conditions") shall have occurred, been satisfied, or waived in writing by SGI:

1. SGI, with Bluegrass' good faith cooperation, shall negotiate in good faith with Vulcan to reduce the bond for $36,000,000, as required by the Encoal Use Agreement, to an amount agreeable to SGI;

2. An agreement satisfactory to SGI shall have been entered into between Triton LLC and SGI pursuant to which SGI will have the right to purchase coal from Triton LLC for use in the Encoal Facilities, and such Modifications to the Encoal Use Agreement shall have been made to the satisfaction of SGI;

3. SGI shall have entered into agreements to sell the process derived fuel ("PDF") and coal derived liquids ("CDL") from production at the Encoal Facilities;

4. SGI shall have entered into agreements to finance the improvements it intends to make to the Encoal Facilities and have agreements in place to transfer tax credits produced through the operation of the Encoal Facilities to a party that can claim them on its tax return;

5. All necessary or appropriate government authorities have agreed to or consented to the assignment of the Permits to SGI;

6. All assignments of Patents in a form sufficient for transmittal to the U. S. Patent Office shall have been executed by Bluegrass (to be delivered at Closing);

7. All documents required for the dissolution of TEK-KOL shall have been executed by SGI and Bluegrass in a form sufficient for filing with appropriate governmental authorities, and all documents necessary to distribute all assets owned by TEK-KOL to SGI have been executed, with all claims, liabilities and obligations of any kind or nature of either party to the other relating to TEK-KOL being satisfied by the execution and delivery of the Release;

8. Sellers shall have made all of the deliveries to be made by either of them to SGI pursuant to Sections 3.2 and 3.3 above;

9. The operating assets of Encoal or NuCoal shall not have been substantially
(i) damaged, (ii) destroyed, (iii) transferred, (iv) hypothecated, or otherwise
(v) devalued, between the Effective Date and the Closing Date;

10. All directors and officers of Encoal and managers of NuCoal, requested by SGI in writing to do so, shall have tendered their resignations effective as of the Closing Date.

11. The representations and warranties of Sellers contained in Section 5 or elsewhere herein shall be true and correct as of the date hereof, and except to the extent such representations and warranties relate solely to an earlier date, as of the Closing Date as though made on and as of the Closing Date; provided, however, that, if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Sellers shall have duly performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by either of them at or before the Closing.

B. Conditions Precedent to Obligations of Sellers. The Closing shall occur at the time provided in Section 2 provided that all of the following conditions (the "Sellers' Conditions") shall have occurred, been satisfied, or waived in writing by either of Sellers, as applicable:

1. All documents required for the dissolution of TEK-KOL shall have been executed by SGI and Bluegrass in a form sufficient for filing with appropriate governmental authorities;

2. Effective as of the Closing, SGI shall establish for the employees of Encoal ("Employees") new (a) plans which may include pension, savings, welfare, severance, and other employee benefit plans which are substantially similar to such plans provided to the Employees prior to Closing, and (b) a post-retirement plan which is comparable to the plan provided to the Employees and former employees eligible for post-retirement benefits prior to Closing (each, an "Employee Plan"). SGI shall defend, indemnify and hold harmless Sellers, AEI, Zeigler Coal Holding Company ("Zeigler") and their respective affiliates, directors officers, employees and agents from, and pay and reimburse them for, any and all claims, actions, demands, suits, or proceedings pursuant to or in connection with any Employee Plan, the employment (or non-employment) of any Employee, or under or pursuant to any employee benefit plans maintained or previously maintained by AEI, Zeigler, or any of their respective affiliates, related companies, or predecessors, from and after the Closing. Further, SGI shall have obtained full releases from all Employees of Encoal and Zeigler and their respective affiliates, directors, officers, employees and agents, in a form satisfactory to Sellers (collectively, "Employee Releases").

3. SGI shall have taken the actions and made all of the deliveries to be made by it pursuant to Sections 3.1 and 3.3;

4. From November 12, 1998 through the date of Closing, SGI shall have paid to Bluegrass' satisfaction that portion of the salaries, including travel and other expenses, of all Encoal employees for work engaged in by such Encoal employees for the benefit or at the request of SGI; and

5. The representations and warranties of SGI contained in Section 5 or elsewhere herein shall be true and correct as of the date hereof and as of the Closing Date as through made on and as of the Closing Date; provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. SGI shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it at or prior to the Closing.

V. WARRANTIES.

A. Bluegrass or Americoal, as applicable, hereby represent and warrant to SGI (and where expressed, hereby disclaim representations and warranties) as follows:

1. Ownership. Bluegrass is the owner of all of the issued and outstanding shares of stock of Encoal and is the owner of record of 1,000 fully paid and nonassessable shares of common Encoal Stock. Americoal is the owner of 50% of the outstanding limited liability company membership interests in NuCoal.

2. Encoal and NuCoal Securities. As of the Effective Date, Encoal is authorized to issue and has issued a total of 1,000 shares of common stock and NuCoal is authorized to issue and has issued 100% of its membership interests. No options, warrants, preferred shares, debentures or other securities of Encoal are outstanding, nor are there any contractual obligations of any kind to issue any such options, warrants, preferred shares, debentures or other securities. No options, warrants, debentures or other securities of NuCoal are outstanding, nor are there any contractual obligations of any kind to issue any such options, warrants, preferred shares, debentures or other securities in NuCoal.

3. Encoal Incorporation and NuCoal Organization. Encoal is incorporated and is in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Wyoming. NuCoal is organized as a limited liability company and is in good standing under the laws of Delaware.

4. Authority. Encoal has the corporate power and authority, and NuCoal has the limited liability company power and authority, to carry on their respective businesses as currently conducted. Sellers have all requisite power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Sellers of this Agreement has been duly authorized by Sellers as applicable to the sales and transfers contemplated hereby, which constitutes all necessary action on the part of Sellers for such authorization. This Agreement has been duly executed and delivered by Sellers and, assuming valid execution and delivery by SGI, constitutes the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights or by general equitable principles. Sellers hereto represent and warrant that the person signing for each of them has been authorized by all appropriate actions to execute this Agreement.

5. Financial Condition. The balance sheet and income statements of Encoal and NuCoal for year ends December 31, 1996, 1997 and 1998 fully and accurately reflect the financial condition of Encoal and NuCoal, respectively, as of those respective dates, and the results of operation of each of them for the periods then ended.

6. Adverse Change. No transactions, other than in the ordinary and usual course of business, have been engaged in by Encoal or by NuCoal from December 31, 1998 to the Effective Date, and there has been no material adverse change in the financial or operating condition of Encoal or NuCoal up to and including the Effective Date.

7. Defaults or Breach. To the knowledge of Sellers, as of the Effective Date, Encoal is not, and as of the Closing Date Encoal will not be, in default under any contract or agreement, or under any order or decree of any court which would have a material adverse effect on Sellers' execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. To the knowledge of Sellers, there are no actions or proceedings pending or threatened against Encoal as of the date hereof, and neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in the breach of, or accelerate the performance required by any contract or agreement to which Encoal or Sellers are now a party.

To the knowledge of Sellers, as of the Effective Date, NuCoal is not, and as of the Closing
Date NuCoal will not be, in default under any contract or agreement, or under an order or decree of any court which would have a material adverse effect on Sellers' execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
To the knowledge of Sellers, there are no actions or proceedings pending or threatened against NuCoal as of the date hereof, and neither the execution and delivery of this Agreement nor the consummation of the transaction herein contemplated will conflict with, result in the breach of, or accelerate the performance required by any contract or agreement to which NuCoal or Sellers are now a party.

8. Dividends. There are no dividends declared and unpaid on any of the Encoal Stock.

9. Restrictions. Except for the terms set forth in the Encoal Use Agreement and as otherwise set forth in this Agreement, Encoal and NuCoal are not parties to any contract or agreement, and are not subject to any restrictions, which would preclude either of them from executing, delivering or performing this Agreement or consummating the transactions contemplated by this Agreement. The execution, delivery and performance by Sellers, respectively, of this Agreement and the consummation of the transactions contemplated hereby will not result in any conflict with their respective Articles of Incorporation or Bylaws.

10. Assets. Attached hereto as Exhibit 5.1.10 and made a part hereof is a list of the categories and types of assets and properties owned, to the knowledge of Bluegrass, by Encoal as of March 1, 1999 which are individually valued on such books in excess of $50,000.00. Except as otherwise stated in Exhibit 5.1.10, Encoal and NuCoal have good and marketable title to all assets and properties listed thereon.

11. Permits. To the knowledge of Sellers: none of the (i) permits relating to the Encoal Facilities listed on Exhibit 5.1.11 hereto ("Encoal Permits") or (ii) the Permits, have lapsed or have been surrendered or cancelled by any permitting or governmental authority, nor has there been any violation by Encoal of any of the Encoal Permits or any of the terms or conditions thereof. Further, to the knowledge of Sellers: there has been no violation by NuCoal of any of the Permits or any of the terms or conditions thereof. Sellers hereby expressly disclaims any representation or warranty concerning whether and to what extent SGI can construct and/or operate a facility or plant under the Permits. Additionally, the parties agree that Sellers are transferring only the Permits which are held (or applications are pending) in the name of NuCoal, and only of the Encoal Permits which are held in the name of Encoal. Sellers do not hereby sell, assign or transfer, or purport to sell, assign or transfer any Permits, Encoal Permits, or any other licenses or permits issued by any governmental authority which is in the name of any person or entity other than Encoal or NuCoal.

12. No Litigation. To the knowledge of Sellers: there is no action, suit, claim, investigation or proceeding, whether involving a court of law, administrative body, governmental agency, arbitrator, or alternative dispute resolution mechanism (collectively, "Proceeding") existing, pending or threatened against or affecting Sellers with respect to or which would adversely affect the transactions contemplated by this Agreement or any action to be taken by Sellers pursuant to or in connection with this Agreement.

13. Employee Plans. Effective as of the Closing, the Employees shall cease to participate in any AEI, Zeigler or other Seller employee benefits plan and AEI, Zeigler, and Sellers, as applicable shall cease to be a participating employer thereunder. Effective as of the Closing, neither AEI, Zeigler, nor Sellers shall have any liability for any claims, actions, demands, suits, or proceedings pursuant to or in connection with any Employee Plan or the employment (or non-employment) of any Employee from and after the Closing, including, without limitation, the Zeigler Special Bonus and Severance Plan.

14. Exclusion of Representations and Warranties: Relationship Between the Parties. It is the explicit intent and understanding of the parties hereto that none of the parties nor any of their respective affiliates, representatives, advisors or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and none of the parties is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party or such other party's affiliates, representatives, advisors or agents, except for the express representations and warranties expressly set forth in this Agreement. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SELLERS EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OR LIABILITIES OF ENCOAL, NUCOAL, TEK-KOL, THE LFC PROPERTY, OR THE ENCOAL FACILITIES AND, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD THAT SGI TAKES SUCH ASSETS "AS IS", "WHERE IS", AND "WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF, AND IN FURTHERANCE OF, THE IMMEDIATELY PRECEDING SENTENCES, SGI ACKNOWLEDGES THAT SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES TO SGI REGARDING ANY PROFITS, FORECASTS, PROJECTIONS, ESTIMATES, BUSINESS PLANS OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO SGI OR ITS AFFILIATES, REPRESENTATIVES, ADVISORS OR AGENTS WITH RESPECT TO FUTURE REVENUES, PROFITS, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF ENCOAL, NUCOAL, TEK-KOL, THE LFC PROPERTY, OR THE ENCOAL FACILITIES. THE PARTIES HERETO AGREE THAT THIS IS AN ARM'S-LENGTH TRANSACTION IN WHICH THE PARTIES' UNDERTAKINGS AND OBLIGATIONS ARE LIMITED TO THE PERFORMANCE OF THEIR OBLIGATIONS UNDER THIS AGREEMENT. SGI ACKNOWLEDGES THAT IT IS A SOPHISTICATED INVESTOR, THAT IT HAS UNDERTAKEN, AND THAT SELLER HAS GIVEN SGI SUCH OPPORTUNITIES AS SGI HAS REQUESTED TO UNDERTAKE, A FULL INVESTIGATION OF ENCOAL, NUCOAL, TEK-KOL, INCLUDING THE LFC PROPERTY AND THE ENCOAL FACILITIES, THE CONTRACTS, PERMITS, LICENSES, DATA AND INFORMATION, PREMISES, PROPERTIES, FACILITIES, BOOKS, RECORDS, LIABILITIES, OBLIGATIONS, AND ASSETS OF EACH OF THE FOREGOING, AND THAT IT HAS ONLY A CONTRACTUAL RELATIONSHIP WITH SELLERS, BASED SOLELY ON THE TERMS OF THIS AGREEMENT, AND THAT THERE IS NO SPECIAL RELATIONSHIP OF TRUST OR RELIANCE BETWEEN SGI AND SELLERS.

B. SGI represents, covenants, and warrants as follows:

1. Incorporation. SGI is incorporated, and authorized to do business, under the laws of the state of Utah and is qualified to do business in the state of California, and is in good standing in Utah and California.

2. Restrictions. SGI is not a party to any contract or agreement, and is not subject to any restrictions, which would preclude it from executing, delivering or performing this Agreement or consummating the transactions contemplated by this Agreement. The execution, delivery and performance by SGI of this Agreement and the consummation of the transactions contemplated hereby will not result in any conflict with its Articles of Incorporation or Bylaws.

3. Authority. SGI has the corporate power and authority to carry on its business as currently conducted. SGI has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by SGI of this Agreement has been duly authorized by the shareholders of SGI, which constitutes all necessary action on the part of SGI for such authorization. This Agreement has been duly executed and delivered by SGI and, assuming valid execution and delivery by the Sellers, constitutes the valid and binding obligation of SGI, enforceable against SGI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights or by general equitable principles. Each of the parties hereto represents and warrants that the person signing on its behalf has been authorized by all appropriate corporate actions to execute this Agreement.

4. No Litigation. There is no Proceeding exiting, pending or, to the knowledge of SGI, threatened against or affecting SGI with respect to or which would adversely affect the transactions contemplated by this Agreement or any action to be taken by SGI pursuant to or in connection with this Agreement.

5. Disclosure. Neither SGI nor its authorized representatives (including without limitation its non-employee consultants) has knowledge of any fact, event or circumstance which constitutes (or would constitute) or indicates (or would indicate) a breach of any representation, warranty or covenants made by Sellers in this Agreement.

6. Hart-Scott-Rodino. At least 60 days prior to Closing, the parties shall determine whether they must make a Hart-Scott-Rodino Act filing with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice for the transactions contemplated hereby. The parties shall cooperate with each other in mailing such a filing.

VI. INTERIM OPERATIONS: ADDITIONAL COVENANTS OF WCT AND BLUEGRASS. Encoal and NuCoal will not enter into any transactions prior to the Closing Date, other than in the ordinary course of business, except the DOE Agreement with the DOE which is, as of the Effective Date of this Agreement, in the process of being negotiated between the DOE and Encoal, and except for matters being negotiated with Triton LLC with respect to bonding and other terms or requirements under the Encoal Use Agreement. Sellers will take such actions as are necessary to insure that Encoal and NuCoal will not enter into any transactions as described in this Section 6, and in particular neither Encoal nor NuCoal will do any of the following from and after the Effective Date until the Closing Date, without the prior written consent of SGI:

A. Indebtedness. Create or incur any indebtedness other than unsecured current liabilities incurred in the ordinary course of business;

B. Encumbrances. Grant or permit to arise any mortgage, deed of trust, security interest, lien, or encumbrance of any kind, excluding taxes not yet due and payable, against the property of Encoal or NuCoal;

C. Disposition. Sell or otherwise dispose of any of the assets of Encoal or NuCoal other than merchandise or inventory sold in the ordinary course of business;

D. Dividends. Declare or pay any dividends or repurchase or redeem any of the Encoal Stock or the NuCoal Membership Interests or establish a sinking fund or other reserve for such purpose;

E. Share issuance. Issue, sell, or grant options for the sale of any of Encoal's shares or NuCoal's Membership Interests, whether or not previously authorized or issued;

F. Expenditures. Expend any funds for capital additions or improvements to the Encoal Facilities, other than ordinary expenditures for maintenance, repairs, replacements, and other costs pursuant to the Encoal Use Agreement;

G. Acquisitions. Acquire any interest in any other business enterprise, whether for cash or in exchange for the stock or other securities of Encoal or NuCoal;

H. Compensation. Increase the compensation paid to any of Encoal's or NuCoal's officers or directors above the levels paid as of the Effective Date, or agree to any of its officers or employees receiving any bonus, severance pay, or pension, whether under an existing compensation or deferred compensation plan, or otherwise, except for the 15% retention bonuses which may be payable, in Bluegrass' sole discretion, to an Employee pursuant to the Zeigler Coal Holding Special Bonus and Severance Pay Plan for which SGI shall not be liable.

VII. INVESTMENT INTENT. SGI represents that the Encoal Stock, the Membership Interests and the Partnership Interest being acquired by it under this Agreement are being acquired for SGI's own account for investment purposes only, and not with a view to reselling the same, distributing, or dividing participation therein with others, and further, that there is no present intent to resell or otherwise dispose of all or any part of the Encoal Stock, the Membership Interests, or the Partnership Interest. SGI understands and acknowledges that the offer and sale of the Encoal Stock, the Membership Interests, and the Partnership Interest as contemplated by this Agreement have not been registered under the Securities Act of 1933, as amended, and the rules, regulations and forms promulgated thereunder, any state "Blue Sky" law, or any other applicable regulation, and that any subsequent transfer or offer to transfer by SGI or any representative thereof of the Encoal Stock, the Membership Interests, or the Partnership Interest, or any part thereof, is subject to registration requirements or other restrictions arising under such laws and regulations in the absence of an available exemption therefrom. The certificates representing the Encoal Stock to be delivered at Closing shall carry a restrictive legend to such effect.

VIII. COVENANTS. SGI and Sellers each covenant and agree as follows:

A. Approvals. The parties shall promptly apply for and diligently pursue all consents, authorizations and approvals from governmental authorities and third parties as shall be necessary or appropriate to permit the consummation of the transactions contemplated by this Agreement, and shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions set forth in Section 4 to effect the consummation of the transactions contemplated by this Agreement; provided however, neither party shall be required to pay any material remuneration to any third party in exchange for such third party's consent or approval, or to file any lawsuit or other action to obtain such consent or approval.

B. Records. As used herein, (a) "Taxes" or "Tax" shall mean all taxes, charges, fees, duties, levies or other assessments imposed by any federal, state, local or foreign government or any agency or political subdivision thereof, including without limitation income, gross receipts, net proceeds, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental, mineral, customs, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto; and (b) "Tax Returns" shall mean all federal, state, local and foreign returns, declarations, claims for refunds, forms, statements, reports, schedules, and information returns or statements, and any amendments thereof required to be filed with any Tax authority.

With respect to the books and records of Encoal, NuCoal and TEK-KOL relating to matters prior to the Closing Date, SGI shall retain copies of all Tax Returns, related schedules and work papers, and all material records and other documents relating thereto existing on the date hereof or created through or with respect to taxable periods ending on or before or including the Closing Date, until six (6) months after the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate; and SGI shall cause any person to whom it may sell or otherwise transfer Encoal or NuCoal (or a significant portion of the assets of Encoal or NuCoal) to agree to be bound by the provisions of this
Section 8.2 by written acknowledgment delivered to Sellers prior to such sale or transfer.

SGI and Sellers shall use all reasonable efforts to cooperate with each other and their respective representatives, in a prompt and timely manner, in conjunction with any inquiry, audit, examination, investigation, dispute or litigation involving any Tax Return relating to Encoal, NuCoal or TEK-KOL filed or required to be filed by or for such entities for any taxable period beginning before the Closing Date, and relating to any Taxes. Such cooperation shall include, but not be limited to, making available to Sellers or SGI, as the case may be, during normal business hours, and within ten (10) days of any reasonable request therefor, all books, records and information, and the reasonable assistance of all officers and employees, reasonably required in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter.

C. Tax Returns.

1. Pre-Closing Period. Sellers will prepare and file or cause to be prepared and filed all Tax Returns relating to Taxes for Encoal and NuCoal required to be filed for any taxable period that ends on or before the Closing Date ("Pre-Closing Tax Period"). Sellers will pay or cause to be paid all Taxes required to be paid with respect to any Pre-Closing Tax Period. If required by applicable law, Sellers will deliver to SGI for signing and filing any Tax Returns relating to income tax of Encoal or NuCoal with respect to any Pre-Closing Tax Period (including any short or stub period) that have not been filed prior to the Closing Date. Sellers will pay all Taxes required to be paid with respect to such Tax Returns for any Pre-Closing Tax Period.

2. Post-Closing Period. SGI will prepare and file or cause to be prepared and filed all Tax Returns for Encoal or NuCoal that are required to be filed for all Tax periods which begin on and continue after the Closing Date. SGI will pay or cause to be paid all Taxes required to be paid with respect to such Tax Returns.

With respect to any Tax period that would otherwise include but not end on the Closing Date, to the extent permissible pursuant to applicable law, Sellers will, and SGI will cause Encoal or NuCoal to: (a) take all steps which are or may be reasonably necessary, including, without limitation, the filing of elections or returns with applicable Tax authorities, to cause such period to end on the Closing Date; or (b) if clause (a) is inapplicable, to the extent permitted by applicable law, report the operations of Encoal or NuCoal only for the portion of such period ending on or immediately before the Closing Date in a combined, consolidated, or unitary Tax Return filed by Sellers, notwithstanding that such Tax period does not end on the Closing Date. If clause (b) applies to a Tax period of Encoal or NuCoal, the portion of such Tax period included in such return filed by Sellers will be treated as a Pre-Closing Tax Period described in Section 8.3.1; provided, however, that SGI shall be responsible for filing all Tax Returns with respect to all such straddle periods. If neither clause
(a) nor (b) is applicable, then SGI and Encoal and NuCoal shall prepare and file the appropriate Tax Returns, SGI shall pay any Taxes with respect thereto, and Sellers shall reimburse SGI for the portion of any income Taxes shown as due and payable thereon that relate to the portion of such straddle period that ends on the Closing Date.

3. Cooperation. To assist Sellers in the preparation of all Tax Returns that Sellers are required to prepare pursuant to this Section 8.3, SGI will prepare and deliver, or cause Encoal or NuCoal to prepare and deliver, Sellers' standard Federal and state tax return data gathering packages relating to Encoal or NuCoal not later than thirty (30) days following receipt of such packages from Sellers (or sooner, to the extent practicable). In addition to providing such packages, SGI will promptly provide or cause to be provided to Sellers such other information as Sellers may reasonably request (including access to books, records and personnel) in order for the operations of Encoal or NuCoal to be properly reported in such Tax Returns, for the preparation for any Tax audit, or for the prosecution or defense of any claim, suit or proceeding relating to Taxes.

4. Credits and Adjustments. SGI will pay or cause to be paid to Sellers all refunds, off-sets or credits (including any interest thereon) of Taxes attributable to Taxes paid by Sellers, Encoal or NuCoal with respect to any Pre-Closing Tax Period. Sellers will pay or cause to be paid to SGI all refunds, offsets or credits of Taxes (including any interest thereon) received by Sellers after the Closing Date and attributable to Taxes paid by SGI that accrued with respect to a period after the Closing Date. Such payment will be made to Seller or SGI, as the case may be, within ten (10) days after receipt of any such refund from or allowance of such credit by the relevant Tax authority.

In the event any adjustment is made or proposed by a Taxing authority with respect to any Tax subject to this Section 8.3, the person ultimately responsible for paying any additional Tax (the "Controlling Party"), shall have the right to contest, litigate, compromise and settle such tax contest with respect thereto. The Controlling Party shall keep the other party fully informed as to all significant matters relating to such tax contest and shall permit the other party and counsel of its choice to participate in any such contest, litigation, compromise or settlement of any adjustment in such tax contest. All costs, including legal and accounting expenses, of any tax contest are to be borne by the party incurring such costs.

D. Insurance. The parties agree that no insurance policy maintained by Sellers with respect to any of the assets, properties or operations of Encoal, NuCoal and/or TEK-KOL, including the LFC Property and the Encoal Facilities, shall cover such properties or operations after the Closing Date, and all benefits and coverage under each such insurance policy shall terminate at midnight on the Closing Date. Following the Closing Date, SGI shall be responsible for obtaining and maintaining any and all insurance policies and coverages in respect of Encoal, NuCoal, TEK-KOL and their respective assets, properties, operations and liabilities.

E. Liabilities. SGI hereby acknowledges and agrees that Sellers shall have no obligations or liabilities (including without limitation any loss, damage, injury or death, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, whether due or to become due, regardless of when asserted or arising) (collectively, "Liabilities") for or with respect to Encoal, NuCoal or TEK-KOL, whether accruing prior to, on, or after the Closing, and SGI shall indemnify, defend and hold harmless Sellers from and against, and pay and reimburse Sellers for, all such Liabilities to the extent Sellers or any of their respective affiliates shall become liable therefor or any party shall have alleged that Sellers or any of their respective affiliates is liable therefor.

F. Further Assurances. From time to time, each of the parties hereto will, at their own cost and expense, execute and deliver such further instruments and will take such other actions as SGI or Sellers, as the case may be, may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

IX. DUE DILIGENCE. SGI shall have a period of 60 calendar days from the Effective Date to perform due diligence with respect to the matters described in this Agreement. SGI shall immediately begin to perform its due diligence and Sellers shall cooperate with SGI in performing the investigation of material facts relative to this transaction. In order to assist SGI in performing its due diligence, Sellers shall provide SGI with available financial statements of Encoal and NuCoal for the years ended December 31, 1996, December 31, 1997, December 31, 1998, as well as all federal and state tax returns for those years.

X. TERMINATION. This Agreement may be terminated in writing at any time after the passage of 150 calendar days from the Effective Date: (i) by SGI, if it determines that there are material legal, financial or personnel problems associated with Encoal or NuCoal or if it determines it has not been possible to satisfy the SGI Conditions; or (ii) by Bluegrass or Americoal, if either determines that the Sellers' Conditions have not been satisfied by the date which is 150 calendar days from the Effective Date, and the parties do not agree on an extension or modification to avoid or waive such Sellers' Condition(s), provided that nothing herein shall obligate either Bluegrass or SGI to agree on an extension or modification to avoid or waive any or all of Seller's Conditions.

If, for any reason set forth herein this Agreement is terminated, the parties agree to proceed with dissolution of TEK-KOL and liquidation of its assets pursuant to the TEK-KOL Partnership Agreement and applicable law. The parties further agree that upon execution and delivery of this Agreement to each other, they will also execute a Release in the form contemplated by Section 3.3, and including each of Sellers' and SGI's waiver, release and covenant not to sue the other, or their respective affiliates, directors, officers, employees, or agents, with respect to any disposition of the Encoal Facilities by Sellers, in the event this Agreement is terminated, including without limitation any expansion, improvement, refinement, redesign, refitting, demolition, dismantlement, and/or relocation of all or any part of the Encoal Facilities (the "Termination Release"). The Termination Release shall be in the form of Exhibit 10 hereto. Upon execution of this Agreement by all parties, duplicate originals of the Termination Release shall be executed and deposited by the parties into an escrow account with the escrow agent identified in Exhibit 10. Such Termination Releases shall be released by the escrow agent to the respective parties (one original to SGI and one original to Sellers) upon the written certification by either SGI or Sellers to the escrow agent that this Agreement has terminated.
The parties shall share equally the fees of the escrow agent.

Upon any termination of this Agreement, the parties shall have no further liability or obligation to each other arising out of this Agreement.

XI. RETURN OF MATERIALS. In the event that the Agreement is terminated in accordance with the terms herein, then each party shall return to the other party all documents and materials obtained from the other. Further, each party shall cause its employees and agents to sign confidentiality agreements relative to the information discovered in performing the due diligence.

XII. CONFIDENTIALITY. The parties may each obtain confidential and proprietary information about the other from and after the Effective Date of this Agreement. Each party shall hold that information in strictest confidence and shall not disclose it to any third party at any time without the specific consent of the other party. The parties shall execute the confidentiality agreement in the form attached hereto as Exhibit 12, which shall be effective as of the Effective Date.

XIII. PUBLICITY. No announcements relative to the Agreement shall be made by either party without the prior review and approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned, except to the extent any such announcement is required by applicable law. Notwithstanding the above, Sellers acknowledge that SGI will be required to make a publicity announcement relative to the execution of this Agreement and Sellers will cooperate with SGI in its making that announcement, provided SGI has allowed AEI to review the announcement prior to being made public and AEI has given their approval, not to be unreasonably withheld.

XIV. INDEMNIFICATION.

A. Indemnity by Sellers. After Closing, Sellers shall indemnify, defend and hold harmless SGI and its respective directors, officers, employees and agents from and against any Liabilities arising out of or resulting from any untrue representation or breach of warranty of Sellers as set forth in this Agreement, or a default or breach of any covenant or agreement made by Sellers under this Agreement.

B. Indemnity by SGI. After Closing, SGI shall indemnify, defend and hold harmless Sellers, AEI, and their respective shareholders, parents, affiliates, and each of their respective directors, officers, employees, and agents from and against any Liabilities arising out of or resulting from any untrue representation or breach of warranty of SGI as set forth in this Agreement, a default or breach of any covenant or agreement made by SGI under this Agreement, and the past, present or future operations, existence, use, or activities of Encoal, NuCoal, TEK-KOL, the LFC Property, and/or the Encoal Facilities.

C. Claim Notice. No right to indemnification under this Section 14 shall be available to an indemnitee with respect to a claim, action, demand, suit or proceeding to be indemnified hereunder (collectively, "Claim") unless the indemnitee shall have delivered to the indemnitor, within 10 calendar days of obtaining any knowledge or information about the Claim, a notice describing in reasonable detail the facts giving rise to such Claim (a "Claim Notice") and stating that the indemnitee intends to seek indemnification for such Claim from the indemnitor pursuant to this Section 14.

D. Defense of Claims. Upon receipt of a Claim Notice from an indemnitee with respect to any Claim, the indemnitor shall have the right to assume and control the defense thereof (and any related settlement negotiations) with counsel reasonably satisfactory to such indemnitee, and the indemnitee shall cooperate in all reasonable respects in such defense. The indemnitee shall have the right to employ separate counsel at such indemnitee's expense in any action or claim and to participate in the defense thereof, provided, however, that the reasonable fees and expenses of counsel employed by the indemnitee shall be at the expense of the indemnitor if such counsel is retained pursuant to the following sentence or if the employment of such counsel has been specifically authorized in writing by the indemnitor. If the indemnitor does not notify the indemnitee within thirty (30) days after receipt of the Claim Notice of its intention to assume the defense of such Claim, the indemnitee shall have the right to defend the claim with counsel of its choosing reasonably satisfactory to the indemnitor, subject to the right of the indemnitor to assume the defense of any claim at any time prior to settlement or final determination thereof. Notwithstanding anything to the contrary contained in this Section 14.4, (a) the indemnitee shall have the right to employ separate counsel at its own expense if there shall be available one or more defenses or one or more counterclaims available to the indemnitee which conflicts with one or more defenses or one or more counterclaims available to the indemnitor, and (b) the indemnitor shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the indemnitee shall be entitled to have sole control over, the defense or settlement of any Claim to the extent such Claim seeks an order, injunction, non-monetary or other equitable relief against the indemnitee which, if successful, could result in a material adverse effect upon the business, financial condition, results of operations or assets of the indemnitee. The indemnitee shall send a written notice to the indemnitor of any proposed settlement of any claim, which settlement the indemnitor may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such 30-day period shall be deemed an acceptance of such notice.

E. Access and Cooperation. After the Closing Date, SGI and Sellers shall (a) each cooperate fully with the others as to all Claims, shall make available to the others, as reasonably requested, all information, records and documents relating to all Claims and shall preserve all such information, records and documents until the termination of any Claim, and (b) make available to the others, as reasonably requested, personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Claim.

XV. COSTS AND EXPENSES. Each party hereto shall bear its own costs related to this Agreement and the transaction, including its own attorneys fees and any other costs of any kind.

XVI. GOVERNING LAW. The Agreement shall be governed by and enforced in accordance with the laws of the State of Wyoming.

XVII. DISPUTE RESOLUTION

A. Negotiation of Disputes and Disagreements. In the event of any dispute, claim, controversy or disagreement arising out of or relating to the implementation or performance of this Agreement, which dispute the parties hereto have been unable to settle or agree upon within a period of ten (10) calendar days after the dispute or disagreement arises, each party shall nominate a senior officer of its management to meet at an agreed time and place not later than ten (10) calendar days after the dispute or disagreement has arisen to attempt to resolve such dispute or disagreement. Should a resolution of such dispute or disagreement not be obtained within fifteen (15) calendar days after the meeting of senior officers for such purpose, either party may then by notice to the other submit the dispute to binding arbitration in accordance with the provisions of Section 17.2.

B. Arbitration. Any dispute, claim, controversy or disagreement arising out of or relating to this Agreement shall be settled by binding arbitration administered by the American Arbitration Association, under its Commercial Arbitration Rules then in effect.
The place of arbitration shall be Denver, Colorado.

There shall be three arbitrators, with each party selecting one neutral arbitrator; the third arbitrator, who shall be the chairman of the panel, shall be selected by the two party-appointed arbitrators. The claimant shall name its arbitrator in the demand for arbitration and the responding party shall name its arbitrator within thirty (30) calendar days after receipt of the demand for arbitration. The third arbitrator shall be named within thirty (30) calendar days after the appointment of the second arbitrator. The American Arbitration Association shall be empowered to appoint any arbitrator not named in accordance with the procedure set forth herein. Each arbitrator will be qualified by at least ten (10) years experience with commercial purchase and sale transactions of this type. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.

The decision of the arbitrators shall be final and binding upon the parties without the right of appeal to the courts. In deciding the substance of any such claim, dispute or disagreement, the arbitrators shall apply the substantive laws of the State of Wyoming; provided, however, the arbitrators shall have no authority to award consequential damages, incidental or punitive damages under any circumstances (whether it be exemplary damages, treble damages, or any other penalty or punitive type of damages) regardless of whether such damages may be available under Wyoming law, the parties hereby waiving their right, if any, to recover consequential or incidental damages or punitive damages in connection with any such claims, disputes or disagreements. The award rendered by the arbitrators shall be final and judgment thereon may be entered by any court having jurisdiction thereof. The costs and expenses of the arbitration (including reasonable attorneys' fees) will be borne by the losing party as determined by the arbitrators, unless the arbitrators determine that it would be manifestly unfair to honor this agreement of the parties with respect to awarding such costs and attorneys' fees, and determine a different allocation of costs and attorneys' fees.

Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties to the arbitration. Arbitration proceedings shall be conducted in English.

XVIII. NOTICES AND REQUESTS. Any notice, demand, or request required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if personally delivered, (ii) three
(3) business days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, (iii) one (1) business day after delivery to any overnight express courier service, and (iv) on the business day of receipt if sent by facsimile, provided receipt thereof is confirmed and a copy thereof is sent in the manner provided in clause (i) above, addressed to the addressee at the principal office of SGI International, 1200 Prospect, Suite 325, La Jolla, Calif. 92037, to Bluegrass at 1500 N. Big Run Road, Ashland, Kentucky 41102, and to Americoal at 1500 N. Big Run Road, Ashland, Kentucky 41102. Any party may change its address for purposes of this Agreement by written notice given in accordance with this Article.

XIX. INTEGRATION. This Agreement constitutes the entire understanding and agreement between the parties relating to the subject matter hereof and supersedes and cancels any prior written or oral understanding or agreement between the parties relating to the subject matter hereof. This Agreement shall not be amended, altered or supplemented in any way except by an instrument in writing, signed by the duly authorized representative of the parties.

XX. ASSIGNMENT; BINDING EFFECT. The rights or obligations of the parties hereby may not be assigned or delegated in any way without the written consent of the other party, which it may withhold in its sole and absolute discretion. This Agreement is binding upon each party hereto, and upon each party's respective successors and permitted assigns.

XXI. SEVERABILITY. If any provision or term of this Agreement is held to be invalid, void, or unenforceable the remainder of the provisions shall remain in full force and effect and shall not be affected, impaired, or invalidated.

XXII. TIME OF ESSENCE. The parties hereto agree that time is of the essence in the completion of all obligations and activities described herein.

XXIII. NO THIRD-PARTY BENEFICIARIES. There are no third-party beneficiaries to this Agreement and nothing herein shall confer any rights upon any person or entity who or which is not a party to this Agreement.

XXIV. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed to constitute an original and the same instrument. Faxed signatures shall be deemed to be the same as original signatures.



[signature page follows]


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the day and year first written above.

SGI INTERNATIONAL, BLUEGRASS COAL DEVELOPMENT a Utah corporation COMPANY, a Delaware corporation


By: By:

Name: Name:

Title: Title:

AMERICOAL DEVELOPMENT
COMPANY, a Delaware corporation


By:

Name:

Title:

EXHIBIT A-1 TO ACQUISITION AGREEMENT


See Exhibit 3.2.4B


EXHIBIT 3.1A
TO ACQUISITION AGREEMENT

WAIVER AND RELEASE BY AND BETWEEN
MITSUBISHI HEAVY INDUSTRIES AND AEI RESOURCES

This Waiver and Release ("Release") is entered into effective as of ____________, 1999 ("Effective Date") and is made by Mitsubishi Heavy Industries, a corporation organized and existing under the laws of Japan ("MHI"), having its principal place of business at 5-1 Marunouchi 2 Chome, Chiyoda - Ku, Tokyo, Japan.

RECITALS

A. MHI states that during 1997 it performed for the Encoal Corporation ("Encoal") certain engineering and other work more specifically described on an Invoice attached hereto as Exhibit A (the "Invoice").

B. The approximately $1.13 million reflected on the Invoice has not been paid.

C. Bluegrass Coal Development Corporation ("Bluegrass") is the owner of one hundred percent (100%) of the issued and outstanding stock of Encoal.

D. Bluegrass, SGI International ("SGI"), and Americoal Development Company have entered into an Acquisition Agreement dated as of _____________, 1999 by which, among other things, Bluegrass agreed to sell all Encoal Stock to SGI. In connection with the Acquisition Agreement, SGI has agreed to obtain this Release from MHI.

AGREEMENT

NOW THEREFORE, in consideration of the matters set forth in the Recitals, and for other good and valuable consideration, the parties hereto agree as follows:

I. Release by MHI. MHI, for itself and on behalf of its partners, parents, subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, attorneys, agents, and representatives hereby generally and unconditionally releases, acquits and forever discharges Bluegrass, Encoal, Americoal, AEI Resources, Inc., and any of their respective partners, parents, subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, attorneys, agents, and representatives (collectively the "Released Entities") of and from any and all claims, demands, debts, liens, causes of action, liability, damages, costs and expenses of any nature whatsoever, whether arising under state, federal or common law, contract or tort, or in equity, which MHI has ever had, now has or may have, whether such are known or unknown, discovered or undiscovered, anticipated or unanticipated, direct or indirect, contingent or fixed, whether or not asserted heretofore, relating in any way to the Invoice, or any activities associated with the work performed in connection with the Invoice.

This Release is intended by MHI to constitute a general release of, and may be plead as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of this general release.

II. No Admissions. This is a release whose purpose is to release any potential and actual claims of MHI against the Released Entities.

III. Authority to Execute. MHI represents and warrants, and agrees, on its own behalf and on behalf of its representatives, predecessors, successors, assigns, trustees in bankruptcy, and agents, as follows:

A. MHI has full power and authority to execute, deliver, and perform this Release, and has been duly authorized to do so;

B. MHI has not sold, assigned, or otherwise transferred any interest in the claims, demands, actions, causes of action or rights that are the subject of this Release to any person or entity;

C. MHI is validly organized and existing under the laws of the place of its corporation and is duly authorized to enter into the legal commitments contained in this Release;

D. The signature and execution of this Release is made and undertaken by an individual who is authorized to execute this Release.

IV. No Amendment. This Release shall not be modified, amended or revoked except by a writing that sets forth such changes and that is signed by all parties.

V. Entire Agreement. This Release constitutes the entire agreement and understanding with respect to the subject matter hereof, and it supersedes all prior agreements and understandings, both written and oral, concerning such matters but nothing herein limits the other written agreements executed in connection with this Release, and all rights herein are in addition to the rights of the parties under those agreements.

VI. Governing Law. This Release shall be governed and enforced in accordance with the laws of the State of Wyoming.

VII. Faxed Signatures. Faxed signatures shall be deemed to be the same as original signatures.


IN WITNESS WHEREOF, MHI has this day and year executed and delivered this instrument.

MITSUBISHI HEAVY INDUSTRIES


By:

Name:

Title:


EXHIBIT 3.1B
TO ACQUISITION AGREEMENT

SECURED NON-RECOURSE PROMISSORY NOTE


$2,000,000
Principal Sum , 1999


FOR VALUE RECEIVED, SGI International, a Utah corporation ("Maker") promises to pay to the order of Bluegrass Coal
Development Company and Americoal Development Company (collectively, "Payee"), at Payee's principal place of business, , the principal sum of $2,000,000, together with interest on the unpaid principal sum from time to time outstanding at the prime interest rate charged to corporate borrowers of the highest credit standing for 90-day unsecured loans, as it may be set from time to time by the Bank of America NT & SA's office in San Francisco, California; provided that such interest rate shall not be in excess of the highest rate permitted by law. The initial interest rate on this Note shall be set at ___ percent (__%). The interest rate of this Note will be adjusted annually on January 1st of each year to reflect any changes in the prime interest rate. Interest, based on a 365-day year, shall be accrued for the number of days the principal sum (or any portion thereof) is actually outstanding. The entire balance of principal and all interest accrued thereon shall be paid in full on or before , 2004. [a date five
(5) years from the Closing Date]

This Note is referred to in that certain Acquisition Agreement among Maker and Payee, and is secured by a security agreement of even date herewith, executed by the undersigned in favor of Payee, providing for a security interest in certain royalties of Maker.

All payments on this Note shall be applied first to the payment of accrued interest, and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance. The privilege to prepay all or any part of the principal sum from time to time without penalty is hereby reserved to Maker, provided that any such principal prepayment shall be accompanied by all interest then accrued.

At the option of Payee, the entire unpaid principal sum and all accrued interest shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: (a) failure of Maker to pay any part of the principal or interest when due; (b) any default in the performance of any obligation of Maker hereunder or under any instrument or agreement executed and delivered to secure payment of this Note;
(c) Maker shall be unable, or admit in writing Maker's inability, to pay Maker's debts, or shall not pay Maker's debts generally as they come due, or shall make any assignment for the benefit of creditors; (d) Maker shall commence, or there shall be commenced against Maker, any case, proceeding, or other action seeking to have an order for relief entered with respect to Maker, or to adjudicate Maker as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of Maker's business or property; or (e) Maker defaults on any other debts, obligations, or liabilities to Payee.


In such event, any part of the principal sum and any accrued interest then due shall, from and after the date of such default, bear interest at the rate per annum equal to two percentage points in excess of the rate of interest herein provided for at the time of default, thereafter compounded annually at December 31. Maker hereby agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses incurred, after an event of default, in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due hereunder, whether such enforcement or collection is by court action or otherwise.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Wyoming.

Maker waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at, or after maturity. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein.

Payee shall not have recourse to the assets of Maker, except as specified in the security agreement described above.

SGI INTERNATIONAL, a Utah corporation



By:
Name: Michael L. Rose
Title: President


By:
Name: John R. Taylor
Title: Secretary



EXHIBIT 3.1C
TO ACQUISITION AGREEMENT

SECURITY AGREEMENT

This SECURITY AGREEMENT ("Agreement") is entered into effective as of this ______ day of ________, 1999 ("Effective Date") by and between SGI International, a Utah Corporation ("Borrower"), whose principal office is 1200 Prospect Street, Suite 325, LaJolla, California 92037 and Bluegrass Coal Development Company, a Delaware corporation, its successors and assigns ("Bluegrass"), whose principal office is and Americoal Development Company ("Americoal") whose principal office is ___________________________.

RECITALS

A. This Agreement is executed as of the effective date set forth above in conjunction with the Promissory Note executed as of even date herewith between the parties, unless otherwise indicated.

B. SGI has entered into that certain Acquisition Agreement among SGI, Bluegrass and Americoal Development Company ("Americoal"), dated April ____, 1999 (the "Acquisition Agreement"). As part of the Acquisition Agreement, SGI has, among other things, granted to Bluegrass and Americoal a Promissory Note (the "Note") for Two Million Dollars ($2,000,000) payable five years from the date of Closing as defined in the Acquisition Agreement.

C. As a material part of the consideration provided by SGI under the Acquisition Agreement, SGI has agreed to grant to Bluegrass and Americoal a security interest in fifty percent of the royalties it receives from licensing the Commercial LFC Process, as defined in the September 30, 1989 Addendum to the Partnership Agreement between Bluegrass as successor to Shell Mining Company and SGI International.

AGREEMENT

For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, Borrower hereby grants and assigns to Bluegrass a security interest in all of Borrower's present and future right, title and interest in and to any and all of the following property, whether such property is now existing or owned or hereafter created, arising or acquired, wherever located, in any and all additions and accessions thereto and substitutions therefor, and in the proceeds from all of same (collectively, the "Collateral"):

Fifty percent of the royalties derived from the sale, assignment, transfer or other use by third parties of the Commercial LFC Process (the "Process"). Royalties, as used herein, include without limitation, all payments, receipts, accounts, shares, fees, or income now or hereafter due and/or payable under and with respect thereto, including without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future use.

The security interests granted hereby are made to secure payment by Borrower to Bluegrass of the indebtedness evidenced by the Note. The Collateral provided by this Agreement shall continue as security for such indebtedness until Borrower's receipt of a termination statement executed by Bluegrass and Americoal.

BORROWER EXPRESSLY WARRANTS AND COVENANTS:

VIII. Without limiting the scope of this Agreement, if Bluegrass and Americoal, in their sole discretion, determine that the Collateral has decreased or threatens to decrease materially in market value, then Borrower will, within 24 hours of delivery of notice of such determination to Borrower's address as shown above, grant to Bluegrass a security interest in such additional collateral as may be reasonably required by Bluegrass and will execute additional financing statements and security agreements evidencing such additional security interests.

IX. As to the Collateral, whether now or hereafter acquired, Borrower is or will be the lawful owner thereof, and does and will have good right to pledge, sell, assign and transfer the same and grant a security interest therein to Bluegrass and Americoal, free from any lien, security interest or encumbrance other than that of Bluegrass and Americoal, and none of such Collateral has been or will be pledged, assigned, transferred, or in any way encumbered to any person or entity other than to Bluegrass and Americoal. Borrower will not permit or allow the Collateral to be attached or replevied and will warrant and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

X. Borrower is duly organized and existing under the laws of Utah, and is duly qualified and in good standing in every state in which it is doing business.

XI. Borrower will give Bluegrass and Americoal prior written notice of any change in the location of its principal office or any change in Borrower's name. Borrower will keep all records concerning the Collateral at .

XII. The execution, delivery and performance of this Agreement are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, by-laws, articles of incorporation, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound.

XIII. Borrower will at all reasonable times and from time to time assist and allow Bluegrass and Americoal, by or through any of its officers, agents, employees, attorneys, or accountants, to examine, inspect, and make copies of Borrower's books and other records, and instruments or other papers evidencing any security or other documents and information relating thereto. Borrower will not sell or transfer any interests in the Collateral without the prior written consent of Bluegrass and Americoal.

XIV. No financing statement covering the Collateral or any proceeds thereof is on file in any public office. At the request of Bluegrass and Americoal, Borrower will execute one or more financing statements or other documents or procure any document in form satisfactory to Bluegrass and Americoal and will pay all connected costs, as deemed necessary or desirable by Bluegrass and Americoal to protect the security interest under this Agreement against the rights or interests of third persons, including through the filing of any financing statement, this Agreement, any continuation or termination statement, or other document in all appropriate public offices. A carbon, photographic or other reproduction of this Agreement, any other security agreement or a financing statement is sufficient as a financing statement.

XV. Borrower will pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

XVI. Borrower shall fully and faithfully account for, and to take all steps necessary to enable Bluegrass to perfect its security interest in, the Collateral and its proceeds granted herein.

XVII. Borrower will not use or permit the use of the Collateral in violation of any applicable statutes, regulation or ordinances.

XVIII. Upon an event of default hereunder, Bluegrass may at any time notify licensees of the Commercial LFC Process or others from whom royalties on the Commercial LFC Process that the Collateral has been assigned to Bluegrass and Americoal and that amounts due thereon shall be paid to Bluegrass and Americoal. Borrower agrees to cooperate with and join in any such notification given by Bluegrass and Americoal. Upon request of Bluegrass and Americoal at any time, Borrower will so notify such licensees that such royalties are payable to Bluegrass and Americoal.

XIX. Borrower shall at all times keep the Collateral and royalties separate and distinct from other property of the Borrower and shall keep accurate and complete records of the Collateral and royalties. In the event of a default hereunder, Bluegrass and Americoal shall have full power and is hereby appointed attorney-in-fact for Borrower to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or that of Borrower. Borrower shall pay to Bluegrass on demand any and all expenses, including legal expenses and reasonable attorneys' fees incurred or expended by Bluegrass and/or Americoal in the collection or attempted collection of the liabilities and indebtedness secured by this Agreement.

XX. In the event this Agreement is placed in the hands of an attorney for enforcement, Borrower will pay the reasonable attorneys' fees of Bluegrass and/or Americoal and any and all costs and expenses incurred by Bluegrass and/or Americoal in recovering possession of the Collateral and in enforcing this Agreement, and the same shall be secured by this Agreement.

BORROWER SHALL BE IN DEFAULT under this Agreement, after written notice from Bluegrass to Borrower of a default and Borrower fails within 30 calendar days thereafter to cure such default, upon the happening of any of the following events or conditions:

A. default in the payment or performance of the obligations evidenced by the Note;

B. any warranty, representation or statement made or furnished to Bluegrass and Americoal by or on behalf of Borrower proves to have been false in any material respect when made or furnished;

C. any event which results in the acceleration of the maturity of any indebtedness of Borrower to others under any indenture, agreement or undertaking;

D. dissolution, termination of existence, merger, consolidation, reorganization, insolvency, business failure, suspension or liquidation of usual business, issuance of writ of garnishment or attachment or of notice of tax or other lien against the property of, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, entry of judgment against, or commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or any guarantor or surety for Borrower; or

E. the good faith determination at any time by Bluegrass and Americoal that the prospect of its receiving any payment on any obligation secured hereby, that the performance of any of the terms of this Agreement, or that the possibility of resorting to the Collateral for the purpose of satisfying any obligation, is impaired.

UPON ANY SUCH DEFAULT and at any time thereafter, Bluegrass may, without demand or notice, declare all obligations secured hereby immediately due and payable and shall have the remedies of a secured party under the applicable Uniform Commercial Code. Bluegrass and Americoal may require Borrower to assemble the Collateral and deliver or make it available to Bluegrass and Americoal at a place to be designated by Bluegrass and Americoal. Bluegrass and Americoal will give Borrower reasonable notice of the time and place of any public sale thereof or at the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the addresses of Borrower and Americoal shown at the beginning of this Agreement at least ten days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Bluegrass' and Americoal's reasonable attorneys' fees and legal expenses.

No waiver by Bluegrass or Americoal of any right, remedy or event of default with respect to any of Borrower's obligations shall operate as a waiver of any other right, remedy or event of default on a future occasion. The rights of Bluegrass and Americoal under this Agreement shall not waive or impair any other security Bluegrass or Americoal may have or hereafter acquire for the payment of any notes, liabilities, or other indebtedness, nor shall the taking of any such additional security waive the rights of Bluegrass or Americoal under this Agreement. No waiver, change, modification or discharge of any of Bluegrass' or Americoal's rights or Borrower's duties as so specified or allowed will be effective unless contained in a written instrument signed by Bluegrass and Americoal.

All rights of Bluegrass and Americoal hereunder shall inure to the benefit of their successors and assigns, and all promises and duties of Borrower shall bind the heirs, executors, administrators, successors or assigns of Borrower.

Any notices under or pursuant to this Agreement shall be deemed duly received by Borrower and effective upon delivery in person to any officer or agent of Borrower or three calendar days after depositing such notice in the U.S. Mail, postage prepaid, to the address of Borrower shown at the beginning of this Agreement.

This Agreement and the transactions it secures shall be governed by the laws of the State of Wyoming. This Agreement shall become effective when it is signed by Borrower.

XXI. This Security Agreement, together with the Acquisition Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

SGI INTERNATIONAL BLUEGRASS COAL DEVELOPMENT
COMPANY


By: By:

Name: Name:

Title: Title:


AMERICOAL DEVELOPMENT COMPANY


By:

Name:

Title:




EXHIBIT 3.2.2
TO ACQUISITION AGREEMENT

LLC MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into effective as of the ____ day of ____________, 1999 (the "Effective Date") by and between, AMERICOAL DEVELOPMENT COMPANY, a Delaware Corporation ("Assignor") and SGI INTERNATIONAL, a Utah corporation ("Assignee"). ENCOAL CORPORATION, a Delaware Corporation ("Encoal"), is also a party to this Assignment for the limited purpose of giving its consent to the Assignment as required under the NuCoal LLC Operating Agreement.


RECITALS

XXII. Encoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal LLC, a Delaware limited liability company (the "Company") and Americoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal. Americoal's 50% membership interest in NuCoal is referred to herein as the "Interest".

XXIII. Pursuant to the laws of the State of Wyoming, Assignor's Interest as a Member of the Company is deemed to be personal property;

XXIV. Assignor, pursuant to the terms of that certain Acquisition Agreement, effective as of April ___, 1999 among Assignor, Assignee, and Bluegrass Coal Development Company, wishes to grant its Interest as a Member of the Company and assign all of its rights in or connected with its Interest as Member of the Company to the Assignee.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. Grant and Assignment. Pursuant to Article ____ of the Operating Agreement for the Company and the terms of this Assignment and Assumption Agreement, and for value received, Assignor hereby grants, assigns, orders and transfers (collectively "Assigns") the Interest and all of its rights in or connected with the Interest to the Assignee. Upon such grant, assignment, order, and transfer (collectively, "Assignment"), Assignee shall be deemed to be the owner of the Assignor's rights as Member of the Company with respect to the Interest.

II. Consent of the Remaining Member. Encoal, as the sole remaining member of the Company, pursuant to the Operating Agreement, hereby gives its consent to Assignor to Assign the Interest to Assignee, and waives any restrictions, limitations, or prohibitions on assignment or transfer of the Interest contained in the Company's Operating Agreement.

III. Waiver and Acknowledgment of Receipt of Notice. Encoal hereby acknowledges that it has received, or otherwise hereby unanimously waives the receipt of, written notice from Assignor specifying the terms of its proposed Assignment of the Interest to Assignee, pursuant to the Operating Agreement.

IV. Assumption of Obligations. Assignor and Assignee unanimously agree that the Assignment shall relieve Assignor individually from obligations of the Company accruing on or before the Effective Date hereof with respect to the Interest and that Assignee shall assume such obligations. As such, concurrent with this Transfer, Assignor hereby delegates all of its obligations for its debts as a Member of the Company with respect to the Interest to Assignee, and, concurrent with this Transfer, Assignee hereby assumes all of the obligations for the debts of Assignor as a Member of the Company with respect to the Interest.

V. Limitation. Nothing in this Assignment and Assumption Agreement shall be interpreted to impose in any way additional obligations beyond the obligations for the debts of Assignor as a Member of the Company immediately prior to the execution of this Assignment and Assumption Agreement.

VI. Governing Law. This Assignment and Assumption Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Wyoming.

VII. Severability. If any provision of this Assignment and Assumption Agreement is held to be illegal, invalid or unenforceable under the present or future laws in effect during the existence of this Assignment and Assumption Agreement, such provision will be fully severable; this Assignment and Assumption Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment and Assumption Agreement; and the remaining provisions of this Assignment and Assumption Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Assignment and Assumption Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Assignment and Assumption Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

VIII. Waiver. A party's failure to insist on compliance or enforcement of any provisions of this Assignment and Assumption Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Assignment and Assumption Agreement by that party or any other party.

IX. Multiple Counterparts. This Assignment and Assumption Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

X. Survival. Notwithstanding any subsequent amendment to the Operating Agreement of the Company, this Assignment and Assumption Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Assignment and Assumption Agreement effective as of the Effective Date.

SGI INTERNATIONAL, AMERICOAL DEVELOPMENT a Utah corporation COMPANY, a Delaware corporation


By: By:

Name: Name:

Title: Title:


ENCOAL CORPORATION, a Delaware corporation


By:

Name:

Title:



EXHIBIT 3.2.3
TO ACQUISITION AGREEMENT

PARTNERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into effective as of the ______ day of __________, 1999 (the "Effective Date") by and between, BLUEGRASS COAL DEVELOPMENT COMPANY, a Delaware Corporation ("Assignor") and SGI INTERNATIONAL, a Utah corporation, ("Assignee").

RECITALS

XI. Assignor is the owner of fifty percent (50%) of the outstanding general partnership interests in the TEK-KOL Partnership, a California general partnership (the "Partnership"), and Assignee is the owner of the other fifty percent (50%) of the outstanding general partnership interests in the Partnership. Assignor's 50% partnership interest in the Partnership is referred to herein as the "Interest".

XII. Pursuant to the laws of the State of Wyoming, Assignor's Interest as a Partner is deemed to be personal property;

XIII. Assignor, pursuant to the terms of that certain Acquisition Agreement effective as of April ___, 1999 among Assignor, Assignee, and Americoal Development Company, wishes to grant its Interest as a Partner in the Partnership and assign all of its rights in or connected with such Interest to the Assignee.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. Grant and Assignment. Pursuant to Article ____ of the Partnership Agreement and the terms of this Assignment and Assumption Agreement, and for value received, Assignor hereby grants, assigns, orders and transfers (collectively "Assigns") the Interest and all of its rights in or connected with the Interest to the Assignee. Upon such grant, assignment, order, and transfer (collectively, "Assignment"), Assignee shall be deemed to be the owner of the Assignor's rights as a Partner with respect to the Interest.

II. Waiver. Assignor and Assignee, as the sole general partners in the Partnership, hereby agree to waive any restrictions, limitations, or prohibitions on Assignor's right to transfer or assign the Interest to Assignee.

III. Assumption of Obligations. Assignor and Assignee unanimously agree that this Assignment shall relieve Assignor individually from obligations of the Partnership accruing on or before the Effective Date hereof with respect to the Interest and that Assignee shall assume such obligations. As such, concurrent with this Transfer, Assignor hereby delegates all of its obligations for its debts as a Partner in the Partnership with respect to the Interest to Assignee, and, concurrent with this Transfer, Assignee hereby assumes all of the obligations for the debts of Assignor as a Partner with respect to the Interest.

IV. Limitation. Nothing in this Assignment and Assumption Agreement shall be interpreted to impose in any way additional obligations beyond the obligations for the debts of Assignor as a Partner immediately prior to the execution of this Assignment and Assumption Agreement.

V. Governing Law. This Assignment and Assumption Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Wyoming.

VI. Severability. If any provision of this Assignment and Assumption Agreement is held to be illegal, invalid or unenforceable under the present or future laws in effect during the existence of this Assignment and Assumption Agreement, such provision will be fully severable; this Assignment and Assumption Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment and Assumption Agreement; and the remaining provisions of this Assignment and Assumption Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Assignment and Assumption Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Assignment and Assumption Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

VII. Waiver. A party's failure to insist on compliance or enforcement of any provisions of this Assignment and Assumption Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Assignment and Assumption Agreement by that party or any other party.

VIII. Multiple Counterparts. This Assignment and Assumption Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

IX. Survival. Notwithstanding any subsequent amendment to the Partnership Agreement, this Assignment and Assumption Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Assignment and Assumption Agreement effective as of the Effective Date.


SGI INTERNATIONAL, BLUEGRASS COAL DEVELOPMENT a Utah corporation COMPANY, a Delaware corporation


By: By:

Name: Name:

Title: Title:





EXHIBIT 3.2.4A
TO ACQUISITION AGREEMENT

BILL OF SALE WITH WARRANTY OF TITLE

Bluegrass Coal Development Company, a Delaware corporation
("Bluegrass"), located at ________________, in consideration for the payments and covenants made, and obligations and liabilities assumed, by SGI International as described in that certain Acquisition Agreement among SGI International, Bluegrass and Americoal Development Company dated April ___, 1999, the receipt of which is hereby acknowledged, hereby sells to SGI International any right, title or interest which Bluegrass may have, as a general partner of the TEK-KOL Partnership, a California general partnership ("TEK-KOL"), in and to any tangible property owned by TEK-KOL, wherever located.

This Bill of Sale shall be effective as to the transfer of any right, title or interest which Bluegrass may have in and to the tangible property described herein as of the date set forth below.

This Bill of Sale is executed ______________________, 1999.

BLUEGRASS COAL DEVELOPMENT COMPANY, a Delaware company



By:

Name:

Title:





ASSIGNMENT

Assignor: TEK-KOL, a general partnership, having its principal place of business at 1200 Prospect Street, Suite 325, La Jolla, CA 92037.

Assignee: SGI International, a corporation of the State of Utah, having its principal place of business at 1200 Prospect
Street, Suite 325, La Jolla, CA 92037.

Invention: ?Process for Treating Noncaking, Noncoking Coal to form Char with Process Derived Gaseous Fuel having a Variably
Controllable Calorific Heating Value?, for which a patent application was filed on March 11, 1993, as U.S. Patent Application
Serial No. 08/219,529; Patent granted March 28, 1995 as No. 5,401,364.

1) The Invention has previously been assigned by the inventors to SGI International by way of an Assignment recorded in the United States Patent and Trademark Office on March 11, 1993 on Reel 6468 at Frame 0961.

2) The invention has previously been assigned by SGI International to TEK-KOL by way of an Assignment recorded in the United States Patent and Trademark Office on November 1, 1995 on Reel 7709 at Frame 0665.

3) In consideration of the sum of one dollar ($1.00) and other good and valuable consideration paid to the above-named Assignor, Assignor hereby assigns to Assignee all of Assignor?s worldwide right, title and interest in the Invention, free and clear of all liens and encumbrances and including all rights to recover for past acts of infringement.

4) Assignor shall:

a) Execute all papers necessary in connection with the Invention and any continuing, continuation-in-part, or divisional application thereof;

b) Execute separate assignments in connection with such continuing, continuation-in-part, or divisional application as Assignee deems necessary or expedient;

c) Execute all papers necessary in connection with any interference which may be declared concerning the Invention of any continuation, continuation-in-part, or divisional application thereof;

d) Cooperate with Assignee in every way possible in obtaining evidence and going forward with such interference;

e) Execute all papers and documents, and perform any act which may be necessary in connection with the claims or provisions of the International Convention for Protection of Industrial
Property or similar agreements; and

f) Perform all affirmative acts which may be necessary to obtain a grant of a valid United States patent to Assignee for the Invention.

5) Assignor hereby:
a) Authorizes and requests the Commissioner of Patents to issue to Assignee any and all Letters Patents of the United States resulting from the Invention or any continuation, continuation-in-part, or divisional applications thereof;

b) Covenants that it has full right to convey the entire interest herein assigned, and that it has not executed (except as described herein), and shall not execute, any agreement in conflict with this instrument, and that it is the true and only owner of the Invention.

6) Assignor hereby grants to the following persons the power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office for recordation of this document;
John Land -Reg. No. 29,554 and John r. Wetherell -Reg. No. 31,678

TEK-KOL Partnership


------------------

Dated:________________ By: Mike L. Rose

ASSIGNMENT

Assignor: TEK-KOL, a general partnership, having its principal place of business at 1200 Prospect Street, Suite 325, La Jolla, CA 92037.

Assignee: SGI International, a corporation of the State of Utah, having its principal place of business at 1200 Prospect Street, Suite 325, La Jolla, CA 92037.

Invention: ?Process and Apparatus for Igniting a Burner in an Inert Atmosphere?, for which a patent application was filed on May24, 1993, as U.S. Patent Application Serial No. 66,345; Patent granted December 13, 1994 as No. 5,372,497.

1) The Invention has previously been assigned by the inventors to SGI International by way of an Assignment recorded in the United States Patent and Trademark Office on May 24, 1993 on Reel 6648 at Frame 0567.

2) The invention has previously been assigned by SGI International to TEK-KOL by way of an Assignment recorded in the United States Patent and Trademark Office on November 1, 1995 on Reel 7709 at Frame 0931.

3) In consideration of the sum of one dollar ($1.00) and other good and valuable consideration paid to the above-named Assignor, Assignor hereby assigns to Assignee all of Assignor?s worldwide right, title and interest in the Invention, free and clear of all liens and encumbrances and including all rights to recover for past acts of infringement.

4) Assignor shall:

a) Execute all papers necessary in connection with the Invention and any continuing, continuation-in-part, or divisional application thereof;

b) Execute separate assignments in connection with such continuing, continuation-in-part, or divisional application as Assignee deems necessary or expedient;

c) Execute all papers necessary in connection with any interference which may be declared concerning the Invention of any continuation, continuation-in-part, or divisional application thereof;

d) Cooperate with Assignee in every way possible in obtaining evidence and going forward with such interference;

e) Execute all papers and documents, and perform any act which may be necessary in connection with the claims or provisions of the International Convention for Protection of Industrial
Property or similar agreements; and

f) Perform all affirmative acts which may be necessary to obtain a grant of a valid United States patent to Assignee for the Invention.

5) Assignor hereby:
a) Authorizes and requests the Commissioner of Patents to issue to Assignee any and all Letters Patents of the United States resulting from the Invention or any continuation, continuation-in-part, or divisional applications thereof;

b) Covenants that it has full right to convey the entire interest herein assigned, and that it has not executed (except as described herein), and shall not execute, any agreement in conflict with this instrument, and that it is the true and only owner of the Invention.

6) Assignor hereby grants to the following persons the power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office for recordation of this document; John Land -Reg. No. 29,554 and
John r. Wetherell -Reg. No. 31,678

TEK-KOL Partnership


------------------

Dated:________________ By: Mike L. Rose


ASSIGNMENT

Assignor: TEK-KOL, a general partnership, having its principal place of business at 1200 Prospect Street, Suite 325, La Jolla, CA 92037.

Assignee: SGI International, a corporation of the State of Utah, having its principal place of business at 1200 Prospect
Street, Suite 325, La Jolla, CA 92037.

Invention: ?Process for Passivation of Reactive Coal Char?, for which a patent application was filed on September 8, 1995, as U.S. Patent Application
Serial No. 525,235; Patent granted January 27, 1998 as No. 5,711,769.

1) The Invention has previously been assigned by the inventors to TEK-KOL by way of an Assignment recorded in the United States Patent and Trademark Office on October 16, 1995 on Reel 7689 at Frame 0768.

2) In consideration of the sum of one dollar ($1.00) and other good and valuable consideration paid to the above-named Assignor, Assignor hereby assigns to Assignee all of Assignor?s worldwide right, title and interest in the Invention, free and clear of all liens and encumbrances and including all rights to recover for past acts of infringement.

3) Assignor shall:

a) Execute all papers necessary in connection with the Invention and any continuing, continuation-in-part, or divisional application thereof;

b) Execute separate assignments in connection with such continuing, continuation-in-part, or divisional application as Assignee deems necessary or expedient;

c) Execute all papers necessary in connection with any interference which may be declared concerning the Invention of any continuation, continuation-in-part, or divisional application thereof;

d) Cooperate with Assignee in every way possible in obtaining evidence and going forward with such interference;

e) Execute all papers and documents, and perform any act which may be necessary in connection with the claims or provisions of the International Convention for Protection of Industrial
Property or similar agreements; and

f) Perform all affirmative acts which may be necessary to obtain a grant of a valid United States patent to Assignee for the Invention.

4) Assignor hereby:
a) Authorizes and requests the Commissioner of Patents to issue to Assignee any and all Letters Patents of the United States resulting from the Invention or any continuation, continuation-in-part, or divisional applications thereof;

b) Covenants that it has full right to convey the entire interest herein assigned, and that it has not executed (except as described herein), and shall not execute, any agreement in conflict with this instrument, and that it is the true and only owner of the Invention.

5) Assignor hereby grants to the following persons the power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office for recordation of this document; John Land -Reg. No. 29,554 and
John r. Wetherell -Reg. No. 31,678

TEK-KOL Partnership


------------------

Dated:________________ By: Mike L. Rose





ASSIGNMENT

Assignor: TEK-KOL, a general partnership, having its principal place of business at 1200 Prospect Street, Suite 325, La Jolla, CA 92037.

Assignee: SGI International, a corporation of the State of Utah, having its principal place of business at 1200 Prospect
Street, Suite 325, La Jolla, CA 92037.

Invention: ?Pyrolysis Process Water Utilization? for which a patent application was filed on July 18, 1994, as U.S. Patent
Application Serial No. 276,319; Patent granted August 20, 1996 as No. 5,547,548.

1) The Invention has previously been assigned by the inventors to TEK-KOL by way of an Assignment recorded in the United States Patent and Trademark Office on July 18, 1994 on Reel 7085 at Frame 0230.

2) In consideration of the sum of one dollar ($1.00) and other good and valuable consideration paid to the above-named Assignor, Assignor hereby assigns to Assignee all of Assignor?s worldwide right, title and interest in the Invention, free and clear of all liens and encumbrances and including all rights to recover for past acts of infringement.

3) Assignor shall:

a) Execute all papers necessary in connection with the Invention and any continuing, continuation-in-part, or divisional application thereof;

b) Execute separate assignments in connection with such continuing, continuation-in-part, or divisional application as Assignee deems necessary or expedient;

c) Execute all papers necessary in connection with any interference which may be declared concerning the Invention of any continuation, continuation-in-part, or divisional application thereof;

d) Cooperate with Assignee in every way possible in obtaining evidence and going forward with such interference;

e) Execute all papers and documents, and perform any act which may be necessary in connection with the claims or provisions of the International Convention for Protection of Industrial
Property or similar agreements; and

f) Perform all affirmative acts which may be necessary to obtain a grant of a valid United States patent to Assignee for the Invention.

4) Assignor hereby:
a) Authorizes and requests the Commissioner of Patents to issue to Assignee any and all Letters Patents of the United States resulting from the Invention or any continuation, continuation-in-part, or divisional applications thereof;

b) Covenants that it has full right to convey the entire interest herein assigned, and that it has not executed (except as described herein), and shall not execute, any agreement in conflict with this instrument, and that it is the true and only owner of the Invention.

5) Assignor hereby grants to the following persons the power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office for recordation of this document; John Land -Reg. No. 29,554 and
John r. Wetherell -Reg. No. 31,678

TEK-KOL Partnership


------------------

Dated:________________ By: Mike L. Rose



ASSIGNMENT

Assignor: TEK-KOL, a general partnership, having its principal place of business at 1200 Prospect Street, Suite 325, La Jolla,
CA 92037.

Assignee: SGI International, a corporation of the State of Utah, having its principal place of business at 1200 Prospect
Street, Suite 325, La Jolla, CA 92037.

Invention: ?Method and Apparatus for Removing Particulate and Gaseous Pollutants from a Gas Stream? for which a patent application was filed on November 4, 1994, as U.S. Patent Application Serial No. 334,595; Patent granted December
10, 1996 as No. 5,582,807.

1) The Invention has previously been assigned by the inventors to TEK-KOL by way of an Assignment recorded in the United States Patent and Trademark Office on January 13, 1995 on Reel 7310 at Frame 0920.

2) In consideration of the sum of one dollar ($1.00) and other good and valuable consideration paid to the above-named Assignor, Assignor hereby assigns to Assignee all of Assignor?s worldwide right, title and interest in the Invention, free and clear of all liens and encumbrances and including all rights to recover for past acts of infringement.

3) Assignor shall:

a) Execute all papers necessary in connection with the Invention and any continuing, continuation-in-part, or divisional application thereof;

b) Execute separate assignments in connection with such continuing, continuation-in-part, or divisional application as Assignee deems necessary or expedient;

c) Execute all papers necessary in connection with any interference which may be declared concerning the Invention of any continuation, continuation-in-part, or divisional application thereof;

d) Cooperate with Assignee in every way possible in obtaining evidence and going forward with such interference;

e) Execute all papers and documents, and perform any act which may be necessary in connection with the claims or provisions of the International Convention for Protection of Industrial
Property or similar agreements; and

f) Perform all affirmative acts which may be necessary to obtain a grant of a valid United States patent to Assignee for the Invention.

4) Assignor hereby:
a) Authorizes and requests the Commissioner of Patents to issue to Assignee any and all Letters Patents of the United States resulting from the Invention or any continuation, continuation-in-part, or divisional applications thereof;

b) Covenants that it has full right to convey the entire interest herein assigned, and that it has not executed (except as described herein), and shall not execute, any agreement in conflict with this instrument, and that it is the true and only owner of the Invention.

5) Assignor hereby grants to the following persons the power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office for recordation of this document; John Land -Reg. No. 29,554 and
John r. Wetherell -Reg. No. 31,678

TEK-KOL Partnership


------------------

Dated:________________ By: Mike L. Rose




ASSIGNMENT

Assignor: TEK-KOL, a general partnership, having its principal place of business at 1200 Prospect Street, Suite 325, La Jolla,
CA 92037.

Assignee: SGI International, a corporation of the State of Utah, having its principal place of business at 1200 Prospect
Street, Suite 325, La Jolla, CA 92037.

Invention: ?Process for Treating Noncaking Coal to Form Passivated Char? for which an application was filed on December 1, 1995, as U.S. Patent Application Serial No. 565,851; Patent granted February 11, 1997 as No. 5,601,692.

1) The Invention has previously been assigned by the inventors to TEK-KOL by way of an Assignment recorded in the United States Patent and Trademark Office on December 1, 1995 on Reel 7823 at Frame 0891.

2) In consideration of the sum of one dollar ($1.00) and other good and valuable consideration paid to the above-named Assignor, Assignor hereby assigns to Assignee all of Assignor?s worldwide right, title and interest in the Invention, free and clear of all liens and encumbrances and including all rights to recover for past acts of infringement.

3) Assignor shall:

a) Execute all papers necessary in connection with the Invention and any continuing, continuation-in-part, or divisional application thereof;

b) Execute separate assignments in connection with such continuing, continuation-in-part, or divisional application as Assignee deems necessary or expedient;

c) Execute all papers necessary in connection with any interference which may be declared concerning the Invention of any continuation, continuation-in-part, or divisional application thereof;

d) Cooperate with Assignee in every way possible in obtaining evidence and going forward with such interference;

e) Execute all papers and documents, and perform any act which may be necessary in connection with the claims or provisions of the International Convention for Protection of Industrial
Property or similar agreements; and

f) Perform all affirmative acts which may be necessary to obtain a grant of a valid United States patent to Assignee for the Invention.

4) Assignor hereby:
a) Authorizes and requests the Commissioner of Patents to issue to Assignee any and all Letters Patents of the United States resulting from the Invention or any continuation, continuation-in-part, or divisional applications thereof;

b) Covenants that it has full right to convey the entire interest herein assigned, and that it has not executed (except as described herein), and shall not execute, any agreement in conflict with this instrument, and that it is the true and only owner of the Invention.

5) Assignor hereby grants to the following persons the power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office for recordation of this document; John Land -Reg. No. 29,554 and
John r. Wetherell -Reg. No. 31,678

TEK-KOL Partnership


------------------

Dated:________________ By: Mike L. Rose




ASSIGNMENT

Assignor: TEK-KOL, a general partnership, having its principal place of business at 1200 Prospect Street, Suite 325, La Jolla,
CA 92037.

Assignee: SGI International, a corporation of the State of Utah, having its principal place of business at 1200 Prospect
Street, Suite 325, La Jolla, CA 92037.

Invention: ?Lean Fuel Combustion Control Method? for which an application was filed on October 30, 1995, as U.S. Patent
Application Serial No. 550,535; Patent granted March 24, 1998 as No. 5,730,069.

1) The Invention has previously been assigned by the inventors to TEK-KOL by way of an Assignment recorded in the United States Patent and Trademark Office on October 30, 1995 on Reel 7760 at Frame 0385.

2) In consideration of the sum of one dollar ($1.00) and other good and valuable consideration paid to the above-named Assignor, Assignor hereby assigns to Assignee all of Assignor?s worldwide right, title and interest in the Invention, free and clear of all liens and encumbrances and including all rights to recover for past acts of infringement.

3) Assignor shall:

a) Execute all papers necessary in connection with the Invention and any continuing, continuation-in-part, or divisional application thereof;

b) Execute separate assignments in connection with such continuing, continuation-in-part, or divisional application as Assignee deems necessary or expedient;

c) Execute all papers necessary in connection with any interference which may be declared concerning the Invention of any continuation, continuation-in-part, or divisional application thereof;

d) Cooperate with Assignee in every way possible in obtaining evidence and going forward with such interference;

e) Execute all papers and documents, and perform any act which may be necessary in connection with the claims or provisions of the International Convention for Protection of Industrial
Property or similar agreements; and

f) Perform all affirmative acts which may be necessary to obtain a grant of a valid United States patent to Assignee for the Invention.

4) Assignor hereby:
a) Authorizes and requests the Commissioner of Patents to issue to Assignee any and all Letters Patents of the United States resulting from the Invention or any continuation, continuation-in-part, or divisional applications thereof;

b) Covenants that it has full right to convey the entire interest herein assigned, and that it has not executed (except as described herein), and shall not execute, any agreement in conflict with this instrument, and that it is the true and only owner of the Invention.

5) Assignor hereby grants to the following persons the power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office for recordation of this document; John Land -Reg. No. 29,554 and
John r. Wetherell -Reg. No. 31,678

TEK-KOL Partnership


------------------

Dated:________________ By: Mike L. Rose



EXHIBIT 3.2.4C

ASSIGNMENT OF PERMITS FROM BLUEGRASS COAL DEVELOPMENT COMPANY TO
SGI INTERNATIONAL


There are no permits pertaining to the LFC business in the names of Bluegrass or Americoal


EXHIBIT 3.2.4D
TO ACQUISITION AGREEMENT

ASSIGNMENT BY BLUEGRASS COAL DEVELOPMENT COMPANY
TO SGI INTERNATIONAL

This Assignment is made effective as of ___________, 1999, between Bluegrass Coal Development Company, a Delaware Corporation ("Bluegrass" or "Assignor") and SGI International, a Utah corporation ("SGI" or "Assignee").

RECITALS

A. Bluegrass, SGI, and Americoal Development Company are parties to that certain Acquisition Agreement dated April ___, 1999 ("Agreement").

B. Bluegrass and SGI each own a 50% general partnership interest in the TEK-KOL Partnership, a California general partnership ("TEK-KOL").

C. Pursuant to the Agreement, Bluegrass has agreed to sell to SGI any rights which Bluegrass may have in any intangible property owned by TEK-KOL and in certain engineering plans.

ASSIGNMENT OF BLUEGRASS LFC INTERESTS

NOW, THEREFORE, in consideration of the above Recitals, Bluegrass hereby irrevocably assigns, sets over, transfers and conveys any right, title and interest it may have in the following:

X. Any intangible property, including any intellectual property rights, owned by TEK-KOL; and

XI. Any rights which Bluegrass may have in engineering drawings, plans, specifications, engineering information and data for construction of an LFC Plant (as defined in the 9/30/89 Addendum to the TEK-KOL Partnership Agreement dated 9/30/89) (collectively, "Engineering Plans").

This Assignment is executed _________________, 1999.

BLUEGRASS COAL DEVELOPMENT COMPANY



By:

Name:

Title:



ACCEPTANCE
SGI International hereby accepts the Assignment of Bluegrass's interests as described above.

This Acceptance is executed on ____________, 1999.

SGI INTERNATIONAL, a Utah corporation



By:

Name:

Title:





EXHIBIT 3.3
TO ACQUISITION AGREEMENT

MUTUAL GENERAL RELEASE

This Mutual General Release (the "Release") is made and entered into effective as of the ____ day of _________, 1999 (the "Effective Date"), by and between, SGI International, a Utah corporation ("SGI"), and Bluegrass Coal Development Company, a Delaware corporation ("Bluegrass"), and Americoal Development Company, a Delaware Corporation ("Americoal") with reference to the following facts:

RECITALS

A. Bluegrass is the owner of one hundred percent (100%) of the issued and outstanding stock ("Encoal Stock") of Encoal Corporation, a Delaware corporation ("Encoal"). Encoal owns a coal upgrading facility (the "Encoal Facilities") located at Triton Coal Company LLC's Buckskin Mine site near Gillette, Wyoming. The Encoal Facilities are, as of the Effective Date, not in operation.

B. Encoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal LLC, a Delaware limited liability company ("NuCoal") and Americoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal. Encoal's and Americoal's membership interests in NuCoal are collectively referred to herein as the "Membership Interests" and Americoal's 50% membership interest in NuCoal is referred to herein as the "Americoal Membership Interest".

C. Bluegrass is also the owner of fifty percent (50%) of the general partnership interests ("Partnership Interest") in the TEK-KOL Partnership, a California general partnership ("TEK-KOL"). SGI is the owner of the other fifty percent (50%) general partnership interest in TEK-KOL.

D. TEK-KOL has been terminated and is in the process of winding-up its affairs and liquidating its assets.

E. SGI is a research and development company which has proprietary technologies that it is attempting to market in the United States and overseas.

F. TEK-KOL and Shell Mining Company ("SMC") are also parties to a License dated September 30, 1989 with respect to TEK-KOL's license of certain technology and intellectual property rights to SMC for the design, construction and operation of the Encoal Facilities ("SMC License").

G. Bluegrass has agreed to sell to SGI, by that certain Acquisition Agreement executed on April ___, 1999 ("Acquisition Agreement"), the Encoal Stock, its Partnership Interest in TEK-KOL, and its rights in and to the LFC Property (defined in the Acquisition Agreement). Americoal has agreed to sell to SGI, by that Acquisition Agreement, the Americoal Membership Interest in NuCoal, and SGI has agreed to purchase, by that certain Acquisition Agreement, all of the foregoing, on the terms thereof. Further, the parties desire SGI to assume and/or be solely liable for, and to release (or obtain releases of) Bluegrass, Americoal and each of their respective shareholders, parents, affiliates and their respective officers, directors, employees and agents ("Bluegrass Entities") from all obligations and liabilities arising with respect to Encoal, NuCoal, TEK-KOL, the LFC Property, the SMC License, and the Encoal Facilities, as more specifically set forth herein. Further, Bluegrass and Americoal have agreed to release SGI from certain obligations and liabilities as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the matters set forth in the Recitals and for other good and valuable consideration the parties hereto agree as follows:

XII. Release by SGI. SGI, for itself and on behalf of its partners, parents, subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, attorneys, agents, and representatives hereby generally and unconditionally release, acquit and forever discharge the Bluegrass Entities of and from any and all claims, demands, debts, liens, causes of action, liability, damages, costs and expenses of any nature whatsoever, whether arising under state, federal or common law, contract or tort, or in equity, which SGI has ever had, now has or may have, whether such are known or unknown, discovered or undiscovered, anticipated or unanticipated, direct or indirect, contingent or fixed, whether or not asserted heretofore, whether existing now or arising in the future, relating in any way to Encoal, NuCoal, the Encoal Facilities, the LFC Property, TEK-KOL, and/or the SMC License, including without limitation any activities, operations, performance, licensing, sale, commercialization, or use of or by any of the foregoing. This Release is intended by SGI to constitute a general release of and may be plead as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted, or attempted in breach of this general release. SGI, as a partner of TEK-KOL, hereby agrees with Bluegrass, successor in interest to SMC, to the termination of the SMC License and the release of all rights and obligations accruing to either party thereunder.

XIII. Release by Bluegrass Entities. The Bluegrass Entities, for themselves and on behalf of their partners, parents, subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, attorneys, agents, and representatives hereby generally and unconditionally release, acquit and forever discharge SGI of and from any and all claims, demands, debts, liens, causes of action, liability, damages, costs and expenses of any nature whatsoever, whether arising under state, federal or common law, contract or tort, or in equity, which the Bluegrass Entities have ever had, now have or may have, whether such are known or unknown, discovered or undiscovered, anticipated or unanticipated, direct or indirect, contingent or fixed, whether or not asserted heretofore whether existing now or arising in the future relating in any way to Encoal, NuCoal, the Encoal Facilities, the LFC Property, TEK-KOL, and/or the SMC License, including without limitation any activities, operations, performance, licensing, sale, commercialization, or use of or by any of the foregoing. This Release is intended by the Bluegrass Entities to constitute a general release and may be plead as full and complete defenses to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted, or attempted in breach of this general release.

XIV. No Admissions. The parties hereby acknowledge and agree that this is a Release whose purpose is to release any potential and actual claims of any party hereto against the other and is not in any respect nor for any purpose to be deemed or construed to be, or in any way to be used as evidence of any admission or concession of any liability whatsoever on the part of any of them to the other.

XV. Authority to Execute. Each of the parties hereto severally represents and warrants, and agrees, on its own behalf and on behalf of its representatives, predecessors, successors, assigns, trustees in bankruptcy, and agents, as follows:

A. Each party has full power and authority to execute, deliver, and perform this Release, and has been duly authorized to do so;

B. Neither Party has sold, assigned, or otherwise transferred any interest in any claim, demand, action, cause of action or right that is the subject of this Release to any person or entity;

C. Each party to this Agreement is validly organized and existing under the laws of the place of its corporation and is duly authorized to enter into the legal commitments contained in this Release;

D. The signature and execution of this Release is made and undertaken by an individual who is authorized to execute this Release.

XVI. No Amendment. This Release shall not be modified, amended or revoked except by a writing that sets forth such changes and that is signed by all parties.

XVII. Entire Agreement. This Release constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof, and it supersedes all prior agreements and understandings, both written and oral, concerning such matters but nothing herein limits the other written agreements executed in connection with to this Release and all rights herein are in addition to the rights of the parties under those agreements.

XVIII. Governing Law. This Release shall be governed and enforced in accordance with the laws of the State of Wyoming.

XIX. Counterparts. This Release may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed to constitute an original and the same instrument. Faxed signatures shall be deemed to be the same as original signatures.

IN WITNESS WHEREOF, the parties have this day and year executed and delivered this instrument.

This Mutual General Release is executed , 1999.

SGI INTERNATIONAL BLUEGRASS COAL DEVELOPMENT
COMPANY


By: By:

Name: Name:

Title: Title:


AMERICOAL DEVELOPMENT COMPANY


By:

Name:

Title:




EXHIBIT 5.1.11 TO ACQUISITION AGREEMENT



None


EXHIBIT 5.1.10 TO ACQUISITION AGREEMENT



Office Equipment and Computers
Mobile Equipment
Intellectual Property - engineering and files
Plant Drawing and Specifications lists
Encoal Plant and Related Facilities


EXHIBIT 10 TO ACQUISITION AGREEMENT


TERMINATION RELEASE

This Termination Release (the "Release") is made and entered into effective as of the ____ day of _________, 1999 (the "Effective Date"), by and between, SGI International, a Utah corporation ("SGI"), and Bluegrass Coal Development Company, a Delaware corporation ("Bluegrass"); and Americoal Development Company, a Delaware Corporation ("Americoal") ("Bluegrass and Americoal are collectively referred to herein as "Sellers"):

RECITALS

A. Bluegrass is the owner of one hundred percent (100%) of the issued and outstanding stock ("Encoal Stock") of Encoal Corporation, a Delaware corporation ("Encoal"). Encoal owns a coal upgrading facility (the "Encoal Facilities") located at Triton Coal Company LLC's Buckskin Mine site near Gillette, Wyoming. The Encoal Facilities are, as of the Effective Date, not in operation.

B. Encoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal LLC, a Delaware limited liability company ("NuCoal") and Americoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal. Encoal's and Americoal's membership interests in NuCoal are collectively referred to herein as the "Membership Interests" and Americoal's 50% membership interest in NuCoal is referred to herein as the "Americoal Membership Interest".

C. Bluegrass is also the owner of fifty percent (50%) of the general partnership interests ("Partnership Interest") in the TEK-KOL Partnership, a California general partnership ("TEK-KOL"). SGI is the owner of the other fifty percent (50%) general partnership interest in TEK-KOL.

D. TEK-KOL has been terminated and is in the process of winding-up its affairs and liquidating its assets.

E. SGI is a research and development company which has proprietary technologies that it is attempting to market in the United States and overseas.

F. TEK-KOL and Shell Mining Company ("SMC") are also parties to a License dated September 30, 1989 with respect to TEK-KOL's license of certain technology and intellectual property rights to SMC for the design, construction and operation of the Encoal Facilities ("SMC License").

G. Bluegrass has agreed to sell to SGI, by that certain Acquisition Agreement executed on April ___, 1999 ("Acquisition Agreement"), the Encoal Stock, its Partnership Interest in TEK-KOL, and its rights in and to the LFC Property (defined in the Acquisition Agreement). Americoal has agreed to sell to SGI, by that Acquisition Agreement, the Americoal Membership Interest in NuCoal, and SGI has agreed to purchase, by that certain Acquisition Agreement, all of the foregoing, on the terms thereof. Further, the parties desire SGI to assume and/or be solely liable for, and to release (or obtain releases of) Bluegrass, Americoal and each of their respective shareholders, parents, affiliates and their respective officers, directors, employees and agents ("Bluegrass Entities") from all obligations and liabilities arising with respect to Encoal, NuCoal, TEK-KOL, the LFC Property, the SMC License, and the Encoal Facilities, as more specifically set forth herein. Further, Bluegrass and Americoal have agreed to release SGI from certain obligations and liabilities as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the matters set forth in the Recitals and for other good and valuable consideration the parties hereto agree as follows:

XX. Escrow in the Event Closing Does Not Occur. Pursuant to the Acquisition Agreement, Section 10, if the Acquisition Agreement terminates, the parties agree to proceed with dissolution of TEK-KOL and liquidation of its assets pursuant to the TEK-KOL Partnership Agreement and applicable law. The parties further agree that upon execution and delivery of the Acquisition Agreement to each other, they shall execute and deliver duplicate originals of this Termination Release and deposit such into an escrow account ("Escrow Account") with the First American Title Company, Cheyenne, Wyoming (the "Escrow Agent"). This Termination Release shall be released by the Escrow Agent to the respective parties (one original to SGI and one original to Sellers) immediately upon the written certification by either SGI or Sellers to the Escrow Agent that the Acquisition Agreement has terminated. Such written certification need not state the reason for or circumstances surrounding termination, but need state only that the Acquisition Agreement has terminated. The parties shall share equally the fees of the Escrow Agent. Escrow Instructions, as required by the Escrow Agent, are set forth in Section 10 hereof.

XXI. Release by SGI. SGI, for itself and on behalf of its partners, parents, subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, attorneys, agents, and representatives hereby generally and unconditionally release, acquit and forever discharge the Bluegrass Entities of and from any and all claims, demands, debts, liens, causes of action, liability, damages, costs and expenses of any nature whatsoever, whether arising under state, federal or common law, contract or tort, or in equity, which SGI has ever had, now has or may have, whether such are known or unknown, discovered or undiscovered, anticipated or unanticipated, direct or indirect, contingent or fixed, whether or not asserted heretofore, whether existing now or arising in the future, relating in any way to Encoal, NuCoal, the Encoal Facilities, the LFC Property, TEK-KOL, and/or the SMC License, including without limitation (a) any activities, operations, performance, licensing, sale, commercialization, or use of or by any of the foregoing and (b) any disposition of the Encoal Facilities by the Bluegrass Entities, including without limitation any expansion, improvement, refinement, redesign, refitting, demolition, dismantlement, and/or relocation of all or any part of the Encoal Facilities. SGI hereby gives its consent to any such disposition and hereby unconditionally waives any right of first refusal, preemptive right to purchase, or similar right it may have under the SMC License or otherwise. Additionally, SGI, as a partner of TEK-KOL, hereby agrees with Bluegrass, successor in interest to SMC, to the termination of the SMC License and the release of all rights and obligations accruing to either party thereunder. This Release is intended by SGI to constitute a general release of and may be plead as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted, or attempted in breach of this general release.

XXII. Release by Bluegrass Entities. The Bluegrass Entities, for themselves and on behalf of their partners, parents, subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, attorneys, agents, and representatives hereby generally and unconditionally release, acquit and forever discharge SGI of and from any and all claims, demands, debts, liens, causes of action, liability, damages, costs and expenses of any nature whatsoever, whether arising under state, federal or common law, contract or tort, or in equity, which the Bluegrass Entities have ever had, now have or may have, whether such are known or unknown, discovered or undiscovered, anticipated or unanticipated, direct or indirect, contingent or fixed, whether or not asserted heretofore whether existing now or arising in the future relating in any way to Encoal, NuCoal, the Encoal Facilities, the LFC Property, TEK-KOL, and/or the SMC License, including without limitation any activities, operations, performance, licensing, sale, commercialization, or use of or by any of the foregoing. This Release is intended by the Bluegrass Entities to constitute a general release and may be plead as full and complete defenses to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted, or attempted in breach of this general release.

XXIII. No Admissions. The parties hereby acknowledge and agree that this is a Release whose purpose is to release any potential and actual claims of any party hereto against the other and is not in any respect nor for any purpose to be deemed or construed to be, or in any way to be used as evidence of any admission or concession of any liability whatsoever on the part of any of them to the other.

XXIV. Authority to Execute. Each of the parties hereto severally represents and warrants, and agrees, on its own behalf and on behalf of its representatives, predecessors, successors, assigns, trustees in bankruptcy, and agents, as follows:

A. Each party has full power and authority to execute, deliver, and perform this Release, and has been duly authorized to do so;

B. Neither party has sold, assigned, or otherwise transferred any interest in any claim, demand, action, cause of action or right that is the subject of this Release to any person or entity;

C. Each party to this Agreement is validly organized and existing under the laws of the place of its corporation and is duly authorized to enter into the legal commitments contained in this Release;

D. The signature and execution of this Release is made and undertaken by an individual who is authorized to execute this Release.

XXV. No Amendment. This Release shall not be modified, amended or revoked except by a writing that sets forth such changes and that is signed by all parties.

XXVI. Entire Agreement. This Release constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof, and it supersedes all prior agreements and understandings, both written and oral, concerning such matters but nothing herein limits the other written agreements executed in connection with this Release and all rights herein are in addition to the rights of the parties under those agreements.

XXVII. Governing Law. This Release shall be governed and enforced in accordance with the laws of the State of Wyoming.

XXVIII. Counterparts. This Release may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed to constitute an original and the same instrument. Faxed signatures shall be deemed to be the same as original signatures.

XXIX. Escrow Instructions. The following general provisions shall govern the Escrow Agent and the Escrow Account:

A. The Escrow Agent shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the parties hereto, and any agreement deposited with the Escrow Agent shall not bind said agent in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any documents or papers deposited or called for hereunder except as may be expressly and specifically set forth in these instructions in clear and unambiguous language, and the duties and responsibilities of the Escrow Agent are limited to those expressly and specifically stated in these instructions in such language.

B. The Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or with reference to the form of execution thereof and shall not be liable for any loss which may occur for any reason except gross negligence or willful misconduct of such Escrow Agent.

C. No notice, demand or change of instruction, except as herein otherwise provided, shall be of any effect in this escrow or Escrow Agent, unless given in writing by all parties affected thereby.

D. These instructions may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incident hereto.

E. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the Escrow Account shall be binding upon the Escrow Agent without Escrow Agent's assent thereto in writing and the written agreement thereto of all parties hereto.

F. The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the persons (or their agents) executing or delivering or purporting to execute or deliver these instructions or the Termination Release deposited with the Escrow Agent.

G. If any disagreement should arise between the parties hereto or any other party with respect to this Termination Release and if the Escrow Agent in good faith is in doubt as to what actions should be taken hereunder, the Escrow Agent shall first attempt to obtain the written understanding of the parties hereto as to such performance. If the Escrow Agent is unable to obtain such understanding, the Escrow Agent shall have the absolute right at its election to do either or both of the following:

1. Withhold or stop any further performance under these instructions until the Escrow Agent is satisfied that such disagreement has been resolved, or

2. To file and interplead a suit in interpleader and obtain an order in the District Court of Laramie County, Wyoming, requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the Termination Release. The parties hereby agree to the jurisdiction of such Court for the purposes of such an action, and agree that each party thereto shall pay its own attorney fees and costs of any such legal proceedings, and the non-prevailing party shall pay Escrow Agent's attorney fees and costs incurred in connection therewith.

[signature page follows]


IN WITNESS WHEREOF, the parties have this day and year executed and delivered this instrument.

This Termination Release is executed , 1999.

SGI INTERNATIONAL BLUEGRASS COAL DEVELOPMENT
COMPANY


By: By:

Name: Name:

Title: Title:


AMERICOAL DEVELOPMENT COMPANY


By:

Name:

Title: